                                                                    Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

                            ASSET PURCHASE AGREEMENT


ARTICLE I: DEFINITIONS........................................................1

         1.1      "Inventory".................................................1
         1.2      "Receivables"...............................................1
         1.3      "Equipment".................................................1
         1.4      "Real Estate"...............................................1
         1.5      "Contracts".................................................2
         1.6      "Orders"....................................................2
         1.7      "Permits and Approvals".....................................2
         1.8      "Books and Records".........................................2
         1.9      "Plans".....................................................2
         1.10     "Intellectual Property Rights"..............................2
         1.11     "Goodwill"..................................................2
         1.12     "Assets"....................................................2
         1.13     "Excluded Assets"...........................................2
         1.14     "Closing Date"..............................................2
         1.15     "Seller Statements".........................................3
         1.16     "Liabilities and Obligations"...............................3

ARTICLE II: PURCHASE AND SALE.................................................3

         2.1      Purchase Price..............................................3
         2.2      No Assumption of Liabilities................................3
         2.3      Indemnification against Non-Assumed Liabilities.............4
         2.4      Non-Compete Agreement; Employment Agreements; and Options...4
         2.5      No Fractional Shares........................................4
         2.6      Distribution of Shares and Demand Registration..............5
         2.7      Prorations, Etc.............................................5
         2.8      Working Capital.............................................5
         2.9      Approval of Seller's Plan of Reorganization.................5

ARTICLE III: DELIVERIES BY SELLER.............................................6

         3.1      Seller's Deliveries.........................................6
         3.2      Purchaser's Deliveries......................................6

ARTICLE IV: CLOSING...........................................................7

ARTICLE V: INVESTIGATION......................................................7

ARTICLE VI: REPRESENTATIONS AND WARRANTIES OF THE SELLER AND SHAREHOLDER......7

         6.1      Seller......................................................7
         6.2      Title.......................................................7
         6.3      Financial Statements........................................8
         6.4      Liabilities.................................................8
         6.5      Other Operations............................................8

         6.6      Non-Breach, Etc.............................................8
         6.7      Contracts...................................................8
         6.8      Inventory...................................................10
         6.9      Equipment...................................................10
         6.10     Real Estate.................................................10
         6.11     Assets Complete.............................................10
         6.12     Litigation..................................................10
         6.13     Compliance with Laws........................................11
         6.14     Intellectual Property.......................................11
         6.15     Labor Controversies.........................................11
         6.16     Pension and Profit Sharing Plans; Benefits..................11
         6.17     Changes in Suppliers and Customers..........................12
         6.18     Conduct of Business.........................................12
         6.19     Employees...................................................13
         6.20     Licenses and Permits........................................13
         6.21     Related Parties.............................................14
         6.22     Material Change.............................................14
         6.23     Year 2000 Compliance........................................14
         6.24     Disclosure..................................................15
         6.25     Transfer Restrictions.......................................15

ARTICLE VII: REPRESENTATIONS AND WARRANTIES BY PURCHASER......................16

         7.1      Organization and Standing...................................16
         7.2      No Conflict.................................................16
         7.3      Authority...................................................16
         7.4      Registration and SEC Documents..............................16
         7.5      Absence of Certain Changes..................................17
         7.6      Absence of Litigation.......................................17
         7.7      Disclosure..................................................18
         7.8      Current Public Information..................................18

ARTICLE VIII: COVENANTS OF THE SELLER.........................................18

         8.1      Action by Seller............................................18
         8.2      Fees........................................................18
         8.3      Further Assurances..........................................18
         8.4      Best Efforts................................................19
         8.5      No Shop.....................................................19
         8.6      Notification of Breaches or Potential Breaches..............19
         8.7      Non-Compete Agreement; Employment Agreements................19

ARTICLE IX: NO BROKERS OR FINDERS.............................................19

ARTICLE X: CONDITIONS PRECEDENT OF PURCHASER..................................20

         10.1     Representations and Warranties True at Closing..............20
         10.2     Compliance with the Agreement...............................20
         10.3     Seller's Certificate........................................20
         10.4     Deliveries..................................................20

         10.5     Opinion of Seller's Counsel.................................20
         10.6     Injunction..................................................20
         10.7     Casualty....................................................20
         10.8     Adverse Development.........................................20
         10.9     Non-Compete Agreement.......................................21
         10.10    Employment Agreements.......................................21
         10.11    Satisfaction of Liabilities.................................21

ARTICLE XI: CONDITIONS PRECEDENT OF THE SELLER................................21

         11.1     Representations and Warranties True at Closing..............21
         11.2     Purchaser's Compliance with the Agreement...................21
         11.3     Delivery of Shares and Options..............................21
         11.4     Officers' Certificate.......................................21
         11.5     Opinion of Purchaser's Counsel..............................21
         11.6     Assumption of Lease.........................................21
         11.7     Seller's Plan of Reorganization.............................21
         11.8     Injunction..................................................22

ARTICLE XII: INDEMNIFICATION..................................................22

         12.1     Indemnification.............................................22
         12.2     Limitations.................................................22

ARTICLE XIII: NATURE AND SURVIVAL OF REPRESENTATIONS..........................23

ARTICLE XIV: NOTICES..........................................................23

ARTICLE XV: MODIFICATION......................................................24

ARTICLE XVI: EXPENSES.........................................................24

ARTICLE XVII: ASSIGNMENT......................................................25

ARTICLE XVIII: COLORADO LAW TO GOVERN.........................................25

ARTICLE XIX: DISCLOSURE.......................................................25

ARTICLE XX: COUNTERPARTS......................................................25

ARTICLE XXI: HEADINGS.........................................................25

ARTICLE XXII: ACCESS TO BOOKS AND RECORDS.....................................26

ARTICLE XXIII: JOINT AND SEVERAL LIABILITY....................................26

LIST OF EXHIBITS..............................................................29

                            ASSET PURCHASE AGREEMENT
                            ------------------------


     AGREEMENT, (hereinafter, together with the Exhibits annexed hereto the "Agreement") made and entered into as of the 23rd day of December, 1999, by and among Webb Interactive Services, Inc., a Colorado corporation ("Purchaser"), and Update Systems, Inc., a Delaware corporation, ("Seller") and Kevin Schaff, the founder and a major shareholder of Seller (the "Shareholder").

                                   WITNESSETH:

     WHEREAS, Purchaser desires to purchase and acquire substantially all the assets and business of Seller, and Seller is willing to sell said assets and business to Purchaser, upon the terms and conditions hereinafter set forth.

     WHEREAS, the purchase of the assets of Seller is intended to be a tax-free exchange under Section 368(a)(1)(C) of the Internal Revenue Code with the Seller to be liquidated and dissolved as soon as reasonably possible following the Closing Date (as defined herein)..

     NOW, THEREFORE, in consideration of the purchase and sale of the assets and of the premises and the mutual promises, covenants and conditions hereinafter set forth, Seller, Shareholder and Purchaser, hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

     As used herein, the following terms shall have the meanings set forth below, and where said meanings are intended, said terms shall be capitalized:

     1.1 "Inventory" shall mean all of Seller's inventory and supplies, including parts, supplies, raw materials, work in process, finished goods and goods held for sale to customers.

     1.2 "Receivables" shall mean Seller's accounts receivable arising from sales of merchandise or services to customers in the ordinary course of Seller's business.

     1.3 "Equipment" means all of Seller's tangible assets, other than the Inventory and the Real Estate, including but not limited to furniture, machinery, equipment, tooling, computers and the software utilized therewith, and vehicles, specifically including but not limited to the items listed on Exhibit A.

     1.4 "Real Estate" shall mean the 900 square feet of office space located in Boulder, Colorado with a net rent of $1,300 per month pursuant to a lease expiring in April 2000.

     1.5 "Contracts" shall mean all of Seller's right, title and interest in and to all contracts, commitments and agreements which relate to the Assets or Seller's business, all of which are listed on an Exhibit B attached hereto. Those Contracts which Purchaser elects to acquire as indicated on Exhibit B are referred to as the "Acquired Contracts".

     1.6 "Orders" shall mean all Seller's orders. Exhibit C attached hereto lists all of Seller's Orders as of the date set forth on said Exhibit C.

     1.7 "Permits and Approvals" shall mean all licenses, permits, franchises, approvals and authorizations by governmental authorities or third parties held by Seller.

     1.8 "Books and Records" shall mean all of Seller's books and records relating to the Assets or Seller's business (other than Seller's tax returns) including without limitation, lists of customers and suppliers, and records with respect to pricing, volume, payment history, cost, inventory, machinery and equipment, mailing lists, distribution and customer lists, sales, purchasing and materials, and including any such records which are maintained on computer.

     1.9 "Plans" shall mean all plans, blueprints, designs, processes, computer programs and related documents, formulae, process sheets, drawings, instructions, machine manuals, any non-expired warranties and guarantees, and similar items used or required by Seller in its business.

     1.10 "Intellectual Property Rights" shall mean all patents, copyrights, trademarks, trade names, trade secrets, proprietary information and know-how utilized by Seller, including but not limited to those items listed on Exhibit D attached hereto.

     1.11 "Goodwill" shall mean all goodwill, going concern value and business of Seller.

     1.12 "Assets" shall mean all of the assets, properties and rights of Seller, including but not limited to the Inventory, Equipment, Real Estate, Acquired Contracts, Orders, Permits and Approvals, Books and Records, Plans, Intellectual Property Rights, and Goodwill, excluding only the Excluded Assets.

     1.13 "Excluded Assets" shall mean Seller's cash, the Receivables, the Contracts not being acquired and the specific assets listed on Exhibit E attached hereto.

     1.14 "Closing Date" shall mean the date on which the Closing hereunder is held. The Closing shall be held at the location designated in Article III below, on or before January 5, 2000, or as the parties may mutually agree upon in writing, unless delayed by a party for failure to satisfy conditions precedent to said party's obligations hereunder, in which case Closing shall be held as soon as practicable after such conditions are satisfied.

     1.15 "Seller Statements" shall mean the balance sheet of Seller as of December 1, 1999, and statement of income and retained earnings of the Seller for the 8 months (Seller having commenced business in April 1999) ended on said date, a copy of which have been provided to Purchaser and is attached hereto as Exhibit F.

     1.16 "Liabilities and Obligations" shall mean any indebtedness, claim, obligation or liability of any kind or nature whatsoever, whether absolute or contingent, liquidated or unliquidated, due or to become due, accrued or not accrued, or otherwise.


                                   ARTICLE II
                                PURCHASE AND SALE
                                -----------------

     2.1 Purchase Price. On the Closing Date, subject to the terms and conditions set forth in this Agreement, Seller agrees to sell assign, transfer and convey to Purchaser, and Purchaser agrees to purchase, the Assets, for 278,411 shares (the "Purchase Price") of Purchaser's Common Stock, no par value (the "Shares"). At Closing, Purchaser will issue to Seller's optionholders options under Purchaser's Stock Option Plan of 1995 to purchase an aggregate of 49,703 share of Purchaser's Common Stock, no par value, at $4.33 per share (the "Substitute Securities") with substantially the same terms and conditions, with substantially the same rights, benefits, duties and obligations as they currently have under their stock option agreements with Seller, in substitution of issued and outstanding options to purchase 150,614 shares of Seller's Common Stock at $1.43 per share (the "Seller Options").

     2.2 No Assumption of Liabilities. Purchaser shall not assume or become liable for any Liabilities and Obligations of Seller, except only that Purchaser shall be responsible for liabilities arising in connection with the lease for the Real Estate and under Acquired Contracts, if any, which Purchaser designates as Acquired Contracts on Exhibit B, but only with respect to actions and transactions occurring under said Acquired Contracts from and after the Closing Date (collectively the "Post-Closing Contract Liabilities").

     Without limiting the generality of the foregoing, it is specifically understood and agreed as follows:

          (a) Although Purchaser intends to hire all of the Seller's employees, Seller shall be responsible for any and all Liabilities and Obligations owed to its employees through the Closing Date, including but not limited to any termination payments, accrued vacation pay, unpaid wages, and otherwise. All such obligations of Seller to employees shall be satisfied, or arrangements for the satisfaction thereof acceptable to Purchaser shall be made, on or before the Closing Date.

          (b) Except for Acquired contracts set forth in Exhibit B, Purchaser has no obligation with respect to Seller's warranty or support obligations for products sold by Seller before the Closing Date. Seller shall satisfy all such warranty and support obligations at its expense.

          (c) All Liabilities and Obligations that Seller has to suppliers or creditors shall be promptly paid and satisfied by Seller so as to avoid any adverse impact upon the business related to the Assets in the hands of Purchaser.

          (d) In connection with Purchaser's obligations to assume all liabilities for the Real Estate, Purchaser shall execute an Assumption and Assignment of Lease Agreement, attached as Exhibit B-1.

     2.3 Indemnification against Non-Assumed Liabilities. Subject to the limitations set forth in Article XII below, Seller shall indemnify, defend and hold Purchaser harmless from and against all claims, demands, losses, expenses, and liabilities, including but not limited to reasonable attorneys' fees, arising in any fashion out of any non-assumed Liabilities or Obligations of Seller.

     2.4 Non-Compete Agreement; Employment Agreements; and Options. At the Closing, Purchaser, Seller, Shareholder and Tery Larrew, Seller's President, shall enter into a Non-Compete Agreement in the form of Exhibit G attached hereto, pursuant to which each will agree not to compete with Purchaser for a period of one year after the Closing.

     At Closing, Purchaser also shall enter into Employment Agreements with Kevin Schaff, Tery Larrew and Fred Puls, substantially in the form of Exhibits H, I and J, respectively, attached hereto.

     Purchaser intends to issue to each of Seller's employees who are employed by Purchaser, options to purchase Common Stock pursuant to Purchaser's Stock Option Plan in accordance with Purchaser's standard guidelines for the grant of employee options.

     2.5 No Fractional Shares.

          (a) No certificates or scrip representing fractional shares of Purchaser's Common Stock shall be issued upon the liquidation and dissolution of Seller and the distribution of the Shares to Seller's shareholders, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Purchaser; and

          (b) Notwithstanding any other provision of this Agreement, each holder of shares of Seller's common stock who would have otherwise been entitled to receive a fraction of a share of Purchaser's Common Stock shall receive, in lieu thereof, payment in cash of the fair market value of the fractional share, such value based on the closing bid price for

     Purchaser's Common Stock on the Nasdaq Small Cap Market on the last business day prior to the Closing Date.

     2.6 Distribution of Shares and Demand Registration. Subject to the required representations set forth in Section 6.25 hereof, after the Closing Purchaser shall reissue stock certificates to Seller's shareholders upon the liquidation and dissolution of Seller and shall register up to 21% of the Shares upon demand in accordance with the Share Distribution and Registration Rights Agreement attached hereto as Exhibit K.

     2.7 Prorations, Etc. Seller and Purchaser agree to the following prorations and allocation of costs in connection with this Agreement and the transactions contemplated hereby:

          (a) All rent owing for the Real Estate as of the Closing Date shall be paid by Seller on or prior to the Closing Date.

          (b) All other operating costs of the Assets, such as but not limited to utilities, shall be allocated between Seller and Purchaser based upon the Closing Date, such that Seller shall pay that portion of the operating costs pertaining to that period of time up to and including the Closing Date, and Purchaser shall pay that portion of the operating costs from and after the actual Closing Date.

          (c) All salary or wages, vacation pay, and other unpaid employee benefits shall be paid by Seller at Closing.

     2.8 Working Capital. As of the date of the Seller Statements, Seller had cash and liquid assets of $149,931. Seller shall reserve all of such cash and liquid assets to pay its Liabilities and Post-Closing Contract Liabilities. Purchaser agrees that if the Closing Date is after December 23, 1999, it will loan to Seller up to $45,000 to fund Seller's normal working capital requirement's form December 23, 1999, to the Closing Date. The loan shall be pursuant to a promissory note to be paid on or before March 31, 2000 and to bear interest at the rate of 10% annum. Purchaser agrees to extinguish the promissory note, thereby releasing Seller from any and all obligations thereunder, upon successful Closing.

     2.9 Approval of Seller's Plan of Reorganization. At the Closing, Purchaser shall also approve Seller's Plan of Reorganization in the form attached as Exhibit B-2.

                                   ARTICLE III
                              DELIVERIES BY SELLER
                              --------------------

     3.1 Seller's Deliveries. On the Closing Date, subject to the terms and conditions set forth in this Agreement, Seller shall make the following deliveries:

          (a) Bill of Sale, Assignments, certificates of title, and other instruments of conveyance reasonably requested by Purchaser;

          (b) Any assignments of registered intellectual property such as patents or registered trademarks.

          (c) A current certified search showing all financing statements on file against the Assets, together with appropriate releases or termination statements for any security interests in the Assets;

          (d) Non-Compete duly executed by Seller, the Shareholder and Tery Larrew;

          (e) Employment Agreements duly executed by the respective parties thereto;

          (f) An Officer's Certificate and opinion of Seller's counsel as provided herein and all other items or documents necessary or appropriate hereunder.

     3.2 Purchaser's Deliveries. On the Closing Date, subject to the terms and conditions set forth in this Agreement, Purchaser shall make the following deliveries:

          (a) Payment of the Purchase Price payable at Closing.

          (b) Purchaser shall execute and deliver the Non-Compete Agreement and the Employment Agreements.

          (c) Purchaser shall execute and deliver the Assignment and Assumption of Lease.

          (d) Purchaser shall execute and approve Seller's Plan of Reorganization.

          (e) All other items or documents necessary or appropriate hereunder.

                                   ARTICLE IV
                                     CLOSING
                                     -------

     The Closing hereunder shall take place at the offices of Seller's counsel, on the Closing Date, or at such other place as may be mutually agreed upon in writing by Purchaser and Seller.


                                    ARTICLE V
                                  INVESTIGATION
                                  -------------

     From and after the date hereof and through the Closing Date, Seller shall afford to the officers and representatives of Purchaser free access to the properties and records of Seller in order that Purchaser may have full opportunity to make such investigation at reasonable times as it shall desire of the assets and of the affairs of Seller, and Seller shall provide to Purchaser reasonable assistance in the conduct of said investigation by Purchaser.


                                   ARTICLE VI
          REPRESENTATIONS AND WARRANTIES OF THE SELLER AND SHAREHOLDER
          ------------------------------------------------------------

     Seller and Shareholder, represent and warrant to Purchaser that, except as specifically set forth on Exhibit L annexed hereto, entitled Representations and
Warranties: Exceptions and Disclosures, the following statements are true and correct as of the date of this Agreement and will be true and correct on the Closing Date as if made on said Date.

     6.1 Seller. Seller is a corporation duly organized and existing and in good standing under the laws of the state of Delaware and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated, or such business is now conducted. Seller has full power and authority to sell, convey, assign, transfer and deliver the Assets as herein provided, and all corporate and other proceedings necessary to be taken by Seller in connection with the transactions provided for by this Agreement and necessary to make the same effective have been duly and validly taken, and this Agreement has been duly and validly executed and delivered by each of Seller and Shareholder and constitutes a valid and binding obligation of each of Seller and Shareholder enforceable in accordance with its terms.

     Seller is qualified to do business as a foreign corporation in all jurisdictions in which the nature of Seller's business, the location of its assets or other factors require it to be so qualified.

     6.2 Title. Except as set forth on Exhibit L, Seller has good and marketable title to the Assets, free and clear of any mortgages, liens, security interests, pledges, easements or encumbrances of any kind or nature whatsoever. At the Closing, Seller will convey good and marketable title to the Assets to be sold hereunder, free and clear of any and all mortgages, liens, security interests, pledges, easements, or encumbrances of any kind or nature whatsoever.

     6.3 Financial Statements. The Seller Statements are true, complete and correct. Except as set forth on Exhibit L, the Seller Statements fairly present the financial condition and assets and liabilities (whether accrued, absolute, contingent or otherwise) of Seller as of the date indicated, and the results of operations of Seller for the period then ended.

     6.4 Liabilities. Except as and to the extent reflected or reserved against in the Seller Statements, or otherwise disclosed herein, Seller had, as of the date of such Statement, no Liabilities and Obligations. Except as set forth on Exhibit L, as of the date of this Agreement, Seller is not subject to and does not have any Liabilities and Obligations, except as disclosed in the Seller Statements, and except for such Liabilities and Obligations as have arisen in the ordinary course of business of Seller since the date of the Seller Statements, none of which newly arisen Liabilities and Obligations have a material adverse effect upon the Assets, or Seller, its organization, business, properties or financial condition.

     6.5 Other Operations. Except as set forth on Exhibit L, each of Seller and Shareholder does not own or control, directly or indirectly (including through relatives), any divisions or other operations, nor do any subsidiaries or other affiliated or controlled corporations or entities of Seller or Shareholder own or control, directly or indirectly, any divisions or operations, which produce products similar to those offered by Seller.

     6.6 Non-Breach, Etc. Except as set forth on Exhibit L, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Seller and Shareholder will not (a) violate or breach Seller's Articles of Incorporation or Bylaws, (b) result in a breach of any of the terms or conditions of, or constitute a default under, any mortgage, note, bond, indenture, agreement, license or other instrument or obligation (including any "Contracts") to which Seller or each Shareholder is now a party or by which it or any of its properties or assets may be bound or affected, or (c) to Seller's and Shareholder's best knowledge, violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

     6.7 Contracts Except as listed in Exhibit B, Seller is not a party to any written or oral:

          (i) contract, agreement or understanding for the employment of any officer, consultant, director or employee;

          (ii) contract, agreement or understanding with any labor union;

          (iii) contract, agreement or understanding for the purchase of any materials, supplies or equipment;

          (iv) contract, agreement or understanding for the sale of products or performance of services;

          (v) license or franchise agreement, either as licensor or licensee or franchisor or franchisee, including any related to intellectual property, or distributor, dealership or sales agency contract, agreement or understanding;

          (vi) lease for real or personal property under which Seller is a lessor or lessee, or contract, agreement or understanding to purchase or sell real property or a material amount of personal property;

          (vii) pension, profit-sharing, bonus, deferred compensation, retirement or stock option or stock purchase plan in effect with respect to employees or others;

          (viii) contract or agreement granting to any person the right to use any property or property right of Seller, including any trademark or patent licensing agreement, contract or understanding;

          (ix) plan or contract or other arrangement providing for insurance for any officer, director or employee or member of their families;

          (x) construction contract;

          (xi) contract or agreement containing covenants by Seller not to compete in any line of business or with any person;

          (xii) joint venture contract or partnership or arrangement or other agreement involving a sharing of profits;

          (xiii) contract or agreement relating to the borrowing or lending of money by Seller, providing for letters of credit, or providing for any mortgage, lien or security interest upon any of the Assets;

          (xiv) any guaranties or indemnifications by Seller, except for Seller's obligations resulting from the endorsement of checks deposited for collection;

          (xv) any contracts calling for payments by Seller in excess of $5,000; or

          (xvi) other material contract, agreement or understanding.

     Seller has provided to Purchaser true, current, correct and complete copies of all of the Contracts, including all items specified in the preceding paragraph.

     Seller has performed all obligations required to be performed by it to date under, and Seller and to Seller's and Shareholder's best knowledge, each other party to each Contract is not in default under, each of the Contracts, all of which are in full force and effect and enforceable by Seller. There is no event, which after notice or lapse of time or both, which would constitute a default under any such Contracts. The consummation of the transactions contemplated under this Agreement will not give rise to any violation or any default or event or condition which, after notice or lapse of time or both, would constitute a default under any such Contracts on the part of Seller. Upon request of Purchaser, Seller shall assign to Purchaser any or all of the Contracts, which are capable of assignment by their terms.

     6.8 Inventory. Except as set forth on Exhibit L, the Inventory reflected on the Seller Statements is valued at the lower of cost or market and has not been written down since the date of the Seller Statement.

     6.9 Equipment. Except as may be set forth on Exhibit L, all items included in the Equipment are located on the Real Estate, and are in good condition and repair, ordinary wear and tear excepted.

     6.10 Real Estate. To Seller's and Shareholder's best knowledge, except as set forth on Exhibit L, Seller's present use of the Real Estate, and the other Assets located thereon, complies with all federal, state and local laws, regulations, zoning and other ordinances, and private restrictions which are applicable to the Real Estate and the other Assets located thereon.

     6.11 Assets Complete. The Assets which will be acquired by Purchaser at Closing include all Assets used in or necessary for the operation of Seller's business. Seller does not lease or otherwise use any property owned by third parties in its operations, except as may occur under leases disclosed as Contracts hereunder. The Seller does not lease to any third party any of the Real Estate or other Assets.

     6.12 Litigation. To Seller's and Shareholder's best knowledge, there are no claims, actions, suits, proceedings or investigations (whether or not purportedly on behalf of Seller) pending or threatened against or materially and adversely affecting Seller or the Assets, at law or in equity or admiralty or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, nor has any such action, suit, proceeding or investigation been pending during the 12-month period preceding the date hereof. To Seller's and Shareholder's best knowledge, there is no reasonable basis for any claim, action, suit, proceeding or investigation against or materially and adversely affecting Seller or the Assets. To Seller's and Shareholder's best knowledge, Seller is not operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

     6.13 Compliance with Laws. To Seller's and Shareholder's best knowledge, except as set forth on Exhibit L, Seller and its business and operations, and the Assets, have complied with, and comply with, all applicable laws, regulations and orders applicable to Seller, its business and the Assets, including without limitation CERCLA, RCRA, MERLA, EPCRA, FIFRA, the Occupational Safety & Health Act, the Clean Air Act, the Clean Water Act, the Atomic Energy Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and the Refuse Act, and the present uses by Seller of the Assets do not violate any such laws, regulations and orders.

     6.14 Intellectual Property. Exhibit D lists all service marks, patents, trademarks, trade names, trademark and trade name registrations, brand names, domain names, copyrights and copyright registrations, all pending applications for any of the foregoing, and any other proprietary rights, inventions, trade secrets, or know-how or processes (hereinafter the foregoing are collectively referred to as "Intellectual Property") used in the operation of Seller's business, or owned by Seller, and any licenses granted by or to Seller, and any other agreements to which it is a party, which relate, in whole or in part, to Intellectual Property. Said Exhibit further includes a brief description of the filing, registration or issuance dates of any such Intellectual Property. Except as set forth on Exhibit L, Seller owns or is licensed to use, all Intellectual Property used by it in the conduct of its business as currently conducted. To Seller's and Shareholder's best knowledge, the use by Seller of any such Intellectual Property, and the conduct by Seller of its business, does not infringe on the rights of any third party, and no claim has been asserted to such effect or otherwise affecting any Intellectual Property of Seller. The Intellectual Property to be assigned, transferred or conveyed to Purchaser hereunder constitutes all the material Intellectual Property used by Seller in the conduct of its business, or in connection with the Assets. To Seller's and Shareholder's best knowledge, no third party is infringing upon the Intellectual Property of Seller.

     6.15 Labor Controversies. There are no controversies pending or to the best knowledge of Seller and Shareholder, threatened, between Seller and (i) any union or (ii) any of Seller's employees. Seller is not currently subject to (i) any threats of strikes or work stoppages, or (ii) any organizational efforts or demands for collective bargaining or any union organization. Seller is in substantial compliance with applicable labor laws. Seller is not party to any collective bargaining agreements.

     6.16 Pension and Profit Sharing Plans; Benefits. Seller has no pension or profit sharing plans which cover any of its employees, except as referenced on Exhibit L. All contributions required to be made or accrued prior to the Closing Date to any such plans shall have been paid.

     Exhibit L contains a complete list of all benefit plans and employee benefits provided by Seller to its employees including but not limited to any disability, medical, dental, workers compensation, health insurance, life insurance, vacation, benefits plans, incentive plans, fringe benefit plans and any other material plans, programs, agreements or arrangements which provide benefits to any current or former employee of Seller.

     All the accrued obligations of Seller, whether arising by operation of law, by contract or by past custom, for payments by it to trust or other funds or any governmental agency with respect to unemployment compensation benefits, social security benefits or any other benefits for employees of Seller shall have been paid prior to Closing or, if due after Closing, shall be paid when due under applicable laws, regulations, or provisions of benefit plans or policies as the case may be. All accrued vacation benefits payable to employees of Seller shall have been paid prior to or contemporaneously with Closing. All other accrued benefits, and all other reasonably anticipated obligations of Seller, whether arising by operation of law, by contract or by past custom, for holiday pay, bonuses or other forms of compensation or benefits which are and may become payable to employees of Seller shall be paid in accordance with the provisions of applicable laws, regulations, benefit plans or policies, as the case may be. In no event shall Purchaser assume or be responsible for past or future obligations of Seller to any employee, including any obligations to pay salary, benefits, severance pay, vacation pay or other benefits to any employee, regardless of whether such employees are hired by Purchaser.

     6.17 Changes in Suppliers and Customers. Seller is not aware of any facts which indicate that any of the customers of Seller intends to cease being a customer of Seller (or intends to not continue as customer with Purchaser after the Closing hereunder), nor is Seller aware of any facts which indicate that any supplier to Seller intends to cease doing business with Seller, or to not do business with Purchaser after the Closing hereunder, whether as a result of the transactions contemplated hereby or otherwise.

     6.18 Conduct of Business. Since the ending date of the Seller Statements and until the Closing Date, Seller has not and will not have:

          (i) incurred any Liabilities or Obligations (absolute or contingent), except for Liabilities and Obligations disclosed in the Seller Statement, or in the Exhibits annexed hereto, and except for such Liabilities and Obligations as have arisen in the ordinary course of business of Seller or incurred in connection with this Agreement since the date of the Seller Statement, none of which newly arisen Liabilities and Obligations have a material adverse effect upon Seller, the Assets, or Seller's organization, business, properties, or financial condition;

          (ii) mortgaged, pledged or subjected to any lien, charge or other encumbrance, any of the Assets, tangible or intangible;

          (iii) sold or transferred any assets included in the Assets, other than sales of inventory or utilization of supplies in the ordinary course of business;

          (iv) sold, assigned or transferred any Intellectual Property, or other intangible assets of Seller;

          (v) suffered any extraordinary losses or waived any rights of substantial value relating to Seller's business or the Assets;

          (vi) suffered any damage, destruction or loss to any Assets, whether or not covered by insurance;

          (vii) entered into any transaction involving or relating to Seller's business or the Assets other than in the ordinary course of business;

          (viii) increased the compensation payable, or to become payable by Seller to any of its employees including, but not limited to, any bonus payment or deferred compensation;

          (ix) increased any benefits to employees of Seller under pension, insurance or other employee benefit programs;

          (x) acquired a significant portion of the assets or stock of any person or business entity; or

          (xi) suffered a termination of, or amended, any license or permit.

     6.19 Employees. Seller is not aware that any employees of Seller intend to cease their employment with Seller, whether as a result of the transactions contemplated hereby or otherwise.

     6.20 Licenses and Permits. All licenses, permits, franchises, approvals and governmental authorizations required for Seller, its business, the Assets, or their operations, are listed on Exhibit L. To Seller's and Shareholder's best knowledge, no other licenses, permits, franchises, approvals or other governmental authorizations are required for Seller, its business, the Assets or their operations as heretofore conducted by Seller. True, current, correct and complete copies of such licenses, permits, franchises, approvals, and governmental authorizations have been delivered by Seller to Purchaser. Seller has performed in all material respects all obligations required to be performed by it to date under, and is not in default under, any such licenses, permits, franchises, approvals, or governmental authorizations or the laws, regulations and requirements of the licensing and permit authorities. All such licenses, permits, franchises, approvals, and governmental authorizations are in full force and effect. Except as set forth on Exhibit L, all such licenses, permits, franchises, approvals, and governmental authorizations will be assigned to Purchaser at the Closing. Seller will use its best efforts to assist Purchaser in having any such licenses, permits, franchises, approvals, and governmental authorizations assigned to Purchaser or issued in Purchaser's name, as appropriate.

     6.21 Related Parties. Except as listed on Exhibit L, Seller does not have any contracts, dealings, or business arrangements with any Related Parties, as defined below. For these purposes "Related Parties" means Shareholder and persons related to either of the Shareholder, any corporations or other business entities controlled by Shareholder or such relatives, and any corporations or business entities controlled by or affiliated with Seller. All such contracts, dealings or business arrangements disclosed on said Exhibit are on terms, length, price and terms equivalent to those which would be obtained if the same were with an unrelated third party, and on a fair market, arms-length basis.

     6.22 Material Change. Except as set forth on Exhibit L, since the date of the most recent Seller Statement there has been no material change in the condition, financial or otherwise, of Seller, Seller's business, or the Assets from that shown in said Statement, except changes occurring in the ordinary course of business, which changes have not materially adversely affected the Assets, or Seller's organization, business, properties or financial condition.

     To Seller's and Shareholder's best knowledge, no statute, order, judgment, writ, injunction, decree, permit, rule or regulation of any court or governmental or regulatory body has been adopted or entered, or is proposed to be adopted or entered, which may materially and adversely affect Seller, the Assets or the business of Seller. To Seller's and Shareholder's best knowledge, there has been no event or occurrence affecting Seller, the Assets, or the business of Seller which may have a material adverse effect upon Seller's business, prospects or Assets.

     6.23 Year 2000 Compliance. Except as set forth in Exhibit L, each product developed by or licensed, sold or otherwise distributed by Seller, including software, hardware, databases or embedded control systems (collectively, a "Product") (i) is designed (or has been modified) to be used prior to and after January 1, 2000, (ii) will operate without error arising from the creation, recognition, acceptance, calculation, display, reporting, storage, retrieval, accessing, comparison, storing, manipulation, processing or other use of dates, or date-based, date-dependent or date-related data, including but not limited to century recognition, date-of-the-week recognition, leap years, date values and interfaces of date functionalities, and (iii) will not be adversely affected by the advent of the year 2000 and into the twenty-first century; provided that,
(i) all dates, or date-based, date-dependent or date-related data and date values and functionalities are (a) properly input or exchanged with the Product, and (b) are input or exchanged with the Product in a format which includes four-digit year date data reflecting correct, actual year date data (as opposed to, for example, two-digit year date data converted to four-digit year date data based on one or more assumptions or procedures), and (ii) all software, hardware, databases or embedded control systems used with the Product are Year 2000 Compliant (as defined below) and all year date data residing in or used by any such software, hardware, databases, or embedded control systems reflects date in a format which includes four-digit year date data reflecting correct, actual year date data (as opposed to, for example, two-digit year date data converted to four-digit year date data based on one or more assumptions or procedures) (collectively, items (i) through (iii) are referred to herein as "Year 2000 Compliant"). Except as set forth in Exhibit L, Seller has no reason to believe that it may incur material expenses arising from or relating to the failure of any of its Products as a result of not being Year 2000 Compliant.

     6.24 Disclosure. No representation or warranty made by Seller or Shareholder herein or in any agreements, certificates or documents delivered in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading.

     6.25 Transfer Restrictions.

          (a) Restricted Securities; Purchaser disclosures. The Seller is acquiring the Shares and understands and agrees and will so advise its shareholders that as a condition to the issuance to Seller's shareholders upon the liquidation and dissolution of Seller of certificates for their portion of the Shares, that they will be required to represent that they are acquiring the Shares for its (their) own account for investment only and not with a view toward or a connection with the public resale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and/or sales registered under the Securities Act. Seller has a total of 18 shareholders, 13 of whom have represented to Seller that they are "accredited investors" as that term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission (the "SEC").

          The Seller and its shareholders have been furnished all materials relating to the business, finances and operations of Purchaser and materials relating to the Shares which has been specifically requested by Seller or any of its shareholders. The Seller and its shareholders have been given the opportunity to ask questions of Purchaser and have received what Seller believes to be complete and satisfactory answers to any such inquiries. The Seller and its shareholders understand that an investment in Purchaser's securities involves a high degree of risk.

          (b) Transfer or Resale. The Seller and each of its shareholders will be required to acknowledge that by accepting delivery of certificates for the Shares, that (i) except as provided herein and in Exhibit K, the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless subsequently registered thereunder or an exemption from such registration is available;
     (ii) any sale of Shares made in reliance on Rule 144 under the Securities Act (or a successor rule) ("Rule 144") may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Shares without registration under the Securities Act may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and
     (iii) neither the Purchaser nor any other person is under any obligation to register such Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, except as specifically provided herein. The certificates for the Shares shall bear an appropriate restrictive legend describing the foregoing restrictions on the transfer of the Shares.



                                   ARTICLE VII
                   REPRESENTATIONS AND WARRANTIES BY PURCHASER
                   -------------------------------------------

     Purchaser represents and warrants to Seller that the following statements are true and correct as of the date of this Agreement and will be true and correct on the Closing Date as if made on said date:

     7.1 Organization and Standing. Purchaser is a corporation duly organized, existing and in good standing under the laws of the State of Colorado.

     7.2 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (a) result in a breach of any of the terms or conditions of, or constitute a default under, any mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is a party or by which it or any of its properties or assets may be bound or affected, or (b) violate any order, writ, injunction or decree of any court, administrative agency or governmental body, or (c) conflict with or result in the breach of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of the Purchaser.

     7.3 Authority. Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and all corporate and other proceedings required to be taken by Purchaser in connection with this Agreement and the transactions contemplated hereby and necessary to make the same effective have been duly and validly taken. This Agreement constitutes a valid and binding obligation of Purchaser and is enforceable in accordance with its terms.

     7.4 Registration and SEC Documents. The Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has been so registered since May 22, 1996. Since June 30, 1998, Purchaser has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed after January 1, 1998, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Purchaser included in the SEC Documents were prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and present accurately and completely the consolidated financial position of Purchaser and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments). Except as set forth in the financial statements of Purchaser included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred subsequent to the date of such financial statements in the ordinary course of business consistent with past practice and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, in each case of clause (i) and (ii) next above which, individually and in the aggregate, are not material to the financial condition, business, operations, properties, operating results or prospects of Purchaser and its subsidiaries taken on a whole. The SEC Documents contain a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which Purchaser or any subsidiary is a party or by which Purchaser or any subsidiary is bound or to which any of the properties or assets of Purchaser or any subsidiary is subject (each a "Material Contract"). None of Purchaser, its subsidiaries or, to the best knowledge of Purchaser, any of the other parties thereto, is in breach or violation of any Material Contract, which breach or violation relates to indebtedness for borrowed money, is with respect to an obligation in excess of Fifty Thousand Dollars ($50,000) or would have a material adverse effect. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a breach or default by Purchaser or its subsidiaries under any Material Contract which breach or default would have a material adverse effect.

     7.5 Absence of Certain Changes. Since September 30, 1999, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of Purchaser.

     7.6 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, governmental agency or authority, or self-regulatory organization or body pending or, to the knowledge of Purchaser or any of its subsidiaries, threatened against or affecting Purchaser any of its subsidiaries, or any of their respective directors or officers in their capacities as such, wherein an unfavorable decision, ruling or finding could have a material adverse effect or would adversely affect the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of Purchaser to perform its obligations under, this Agreement or any of such other documents. There are no facts which, if known by a potential claimant or governmental agency or authority, could give rise to a claim or proceeding which, if asserted or concluded with results unfavorable to Purchaser or any of its subsidiaries, could have a material adverse effect.

     7.7 Disclosure. No information relating to or concerning Purchaser set forth in this Agreement or provided in connection with the transactions contemplated hereby contains an untrue statement of a material; fact or omits to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. Except for the execution and performance of this Agreement, no material fact (within the meaning of the federal securities laws of the United States or of the securities laws of the State of Colorado) exists with respect to Purchaser or any of its subsidiaries which has not been publicly disclosed.

     7.8 Current Public Information. Purchaser is currently eligible to register the resale of the Shares on a registration statement on Form S-3 under the Securities Act for the account of Seller's shareholders (and not for or on behalf of Purchaser).


                                  ARTICLE VIII
                             COVENANTS OF THE SELLER
                             -----------------------

     8.1 Action by Seller. Seller will not take or permit to be taken any action or do or permit to be done anything in the conduct of its business or otherwise, which would be contrary to or in breach of any of the terms, conditions or provisions of this Agreement, or which would cause any of the representations and warranties of Seller to be untrue as of the Closing Date or any time thereafter; it being understood that Seller will liquidate and dissolve as soon as reasonably possible following the Closing Date.

     8.2 Fees. Seller shall pay all fees and disbursements of counsel and accountants for Seller arising in connection with this Agreement and the transactions contemplated hereby.

     8.3 Further Assurances. On the Closing Date, and from time to time thereafter, at the request of Purchaser, Seller will execute and deliver to Purchaser all such assignments, endorsements and other documents, and take such other action as Purchaser may reasonably request in order more effectively to transfer and assign to Purchaser the Assets transferred to Purchaser pursuant to this Agreement, to confirm the title of Purchaser thereto and to assist Purchaser in exercising its rights with respect thereto and under this Agreement.

     8.4 Best Efforts. Seller shall use its best efforts to obtain at the earliest practical date after the date hereof, and prior to the Closing Date, all necessary consents to the transactions contemplated by this Agreement, including consents from parties to Contracts and from governmental entities.

     8.5 No Shop. Neither Seller nor Shareholder nor either of them, shall directly or indirectly, solicit, initiate or encourage the submission of any proposal or offer from any third party relating to any acquisition or purchase all (other than in the ordinary course of business) or any portion of the assets or stock of Seller or any business combination with Seller, or participate in any negotiations regarding or furnish to any other third party any information with respect to, or otherwise cooperate in any way with, or assist to participate in, facilitate or encourage any effort or attempt by any third person to do or seek any of the foregoing transactions. Seller shall notify Purchaser promptly of any such proposal or offer, inquiry or contact with any third party, and shall in any such notice indicate in reasonable detail the identity of the third party making such proposal, offer, inquiry or contact.

     8.6 Notification of Breaches or Potential Breaches. Seller and Shareholder shall give prompt notice to Purchaser of (i) the occurrence or nonoccurrence of any event which is likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (ii) any failure of Seller or the Shareholder to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by any of them hereunder; provided, however, that delivery of any such notice pursuant to this section shall not limit or otherwise affect the remedies available hereunder to the Purchaser.

     8.7 Non-Compete Agreement; Employment Agreements. At the Closing, Purchaser and Seller, Shareholder and Tery Larrew shall enter into the Non-Compete Agreement in the form of Exhibit G annexed hereto. At the Closing, Purchaser and Kevin Schaff, Tery Larrew and Fred Puls shall enter into Employment Agreements in the form of Exhibits H, I and J, respectively, attached hereto.


                                   ARTICLE IX
                              NO BROKERS OR FINDERS
                              ---------------------

     Seller and Purchaser represent and warrant to each other that each did not directly or indirectly engage any person, corporation or partnership to bring about the consummation of the transactions contemplated herein, and, that no person, corporation or partnership is entitled to a broker's commission, finder's fee or any similar compensation upon the consummation of the transactions contemplated herein. If this representation and warranty is breached by either Seller or Purchaser, the breaching party shall indemnify and hold harmless the other party from any and all claims, demands, liabilities and obligations (and any and all expenses and costs incurred in connection with or in defending against the same), which may arise due to any third party's claim as a broker or finder.

                                    ARTICLE X
                        CONDITIONS PRECEDENT OF PURCHASER
                        ---------------------------------

     The obligations of Purchaser hereunder are subject to the conditions that, on or before the Closing Date:

     10.1 Representations and Warranties True at Closing. The representations and warranties of Seller and Shareholder contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true on and as of the Closing Date as though such representations and warranties were made at and as of such date.

     10.2 Compliance with the Agreement. Seller and Shareholder shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

     10.3 Seller's Certificate. Seller shall deliver to Purchaser a certificate of an officer of Seller and of Shareholder dated the Closing Date, certifying in such detail as Purchaser may request to the fulfillment of the conditions specified in sections 10.1 and 10.2.

     10.4 Deliveries. The documents required under Article III hereof shall be tendered by Seller for delivery to Purchaser at the Closing.

     10.5 Opinion of Seller's Counsel. Purchaser shall have received an opinion of counsel to Seller, dated the Closing Date, covering the items set forth in Exhibit M hereto.

     10.6 Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

     10.7 Casualty. Prior to the Closing Date, the business and the Assets of Seller, or any portion thereof, shall not have been adversely affected in any material way as a result of any fire, accident, flood or other casualty or act of God or the public enemy.

     10.8 Adverse Development. There shall have been no developments in the business of Seller, or in the Assets, between the date of the Seller Statements and the Closing Date which would have a materially adverse effect on Seller's business or the Assets.

     10.9 Non-Compete Agreement. The Non-Compete Agreement (Exhibit G) shall have been executed and delivered by Seller, Shareholder and Tery Larrew to Purchaser.

     10.10 Employment Agreements. The Employment Agreements (Exhibits H, I and
J) shall have been executed and delivered by the respective parties to Purchaser.

     10.11 Satisfaction of Liabilities. On or before Closing, Seller shall provide evidence to Purchaser that Seller has satisfied its obligations to its employees as specifically addressed in Section 2.2(a) hereof, and that Seller has satisfied all its Liabilities and Obligations to suppliers or creditors, as provided in Section 2.2(c) hereof.


                                   ARTICLE XI
                       CONDITIONS PRECEDENT OF THE SELLER
                       ----------------------------------

     The obligations of the Seller hereunder are subject to the conditions that, on or before the Closing Date:

11.1 Representations and Warranties True at Closing. The representations and warranties of Purchaser contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby, shall be true on and as of the Closing Date as though such representations and warranties were made at and as of such date.

     11.2 Purchaser's Compliance with the Agreement. Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

     11.3 Delivery of Shares and Options. At the Closing, Purchaser shall deliver a certificate for the Shares and Replacement Option Agreements for each of Seller's optionholders as required by Section 2.1 hereof.

     11.4 Officers' Certificate. Purchaser shall deliver to the Seller a certificate of an officer or authorized signer of Purchaser, dated the Closing Date, certifying in such detail as the Seller may request to the fulfillment of the conditions specified in sections 11.1 and 11.2.

     11.5 Opinion of Purchaser's Counsel. Seller shall have received an opinion of counsel to Purchaser, dated the Closing Date, covering the items set forth in Exhibit N.

     11.6 Assumption of Lease. The Assignment and Assumption of Lease shall have been executed and delivered by the Purchaser.

     11.7 Seller's Plan of Reorganization. Seller's Plan of Reorganization shall have been executed and delivered by the Purchaser.

     11.8 Injunction. There shall be no effective injunction, restraining order or order of any nature issued by a court of competent jurisdiction which shall direct that this Agreement, or any of the transactions provided for herein, not be consummated as herein provided.


                                   ARTICLE XII
                                 INDEMNIFICATION
                                 ---------------

     12.1 Indemnification. Seller and Shareholder hereby agree that, notwithstanding the Closing, the delivery of instruments of conveyance, and regardless of any investigation at any time made by or on behalf of any party hereto and of any knowledge or information any party hereto may have in respect thereof, each of Seller and Shareholder, will indemnify, save and hold Purchaser harmless from and against any and all liabilities, losses, damages, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorney fees and other costs and expenses incident to any suit, action or proceeding) arising out of or resulting from and will pay to Purchaser the amount of damages suffered thereby together with any amount which it may pay or become obligated to pay on account of the breach or inaccuracy of the warranties or representations by Seller and Shareholder contained in Section 6.14 hereof.

     In the event of any claim by Purchaser under this Section 12.1, Purchaser shall be entitled to exercise all remedies provided by law and/or equity with respect thereto.

     12.2 Limitations. The indemnification obligations of Seller and the Shareholder are subject to each of the following limitations, understandings and qualifications:

          (a) The representations and warranties made by Seller and the Shareholder in Section 6.14 hereof shall survive for a period of one year after the Closing Date. After the expiration date of such representations and warranties, no claim for indemnification based on such representations or warranties may be asserted, except that claims first asserted in writing with reasonable detail before the expiration date may be pursued until they are finally resolved.

          (b) No claim for indemnification can be made by Purchaser unless and until the amount of damages incurred by Purchaser, in the aggregate, for all claims asserted, exceeds $50,000 and Purchaser may recover indemnifiable damages only to the extent that such damages exceed said amount.

          (c) The total amount recoverable from the Shareholder for all such claims asserted, shall not exceed $1,500,000.

The foregoing limitations shall apply to any claims made by Purchaser under or in connection with this Agreement regardless of whether such claims are characterized as indemnification claims under Section 12.1.


                                  ARTICLE XIII
                     NATURE AND SURVIVAL OF REPRESENTATIONS
                     --------------------------------------

     All statements contained in any documents, certificates or other instruments delivered by or on behalf of Seller or Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by Seller or Purchaser hereunder. All representations and warranties and agreements made by Seller or Purchaser in this Agreement or in any documents, certificates, or other instruments delivered pursuant hereto shall survive the Closing hereunder (and any investigation at any time made by or on behalf of Seller or Purchaser).


                                   ARTICLE XIV
                                     NOTICES
                                     -------

     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed first-class postage prepaid:

          (a) To the Seller:

              Update Systems, Inc.
              2885 E. Aurora Avenue, Suite 8
              Boulder, Colorado  80303
              Attention:   Tery Larrew

              with a copy (which shall not constitute notice) thereof to:

              Fairfield and Woods
              One Norwest Center, Suite 2400
              1700 Lincoln Street
              Denver, Colorado  80203
              Attention:  Brian Wallace

              To Shareholder:

          (b) Kevin Schaff:
              1916 Oxford Lane
              Superior, Colorado  80027
              with a copy (which shall not constitute notice) thereof to:

              Brownstein Hyatt & Farber, P.C.
              Twenty-second Floor
              410 Seventeenth Street
              Denver, Colorado 80203
              Attention:  Meghan W. Martinez

          (c) To Purchaser:

              Webb Interactive Services, Inc.
              1800 Glenarm Place, 7th Floor
              Denver, Colorado  80202
              Attention:  Chairman of the Board and CEO

              with a copy (which shall not constitute notice) thereof to:

              Gray, Plant, Mooty, Mooty & Bennett, P.A.
              3400 City Center, 33 South Sixth Street
              Minneapolis, Minnesota  55402
              Attention:  Lindley S. Branson

or to such other address or to such other person as Purchaser, Shareholder or Seller shall have last designated by notice to the others.


                                   ARTICLE XV
                                  MODIFICATION
                                  ------------

     This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.


                                   ARTICLE XVI
                                    EXPENSES
                                    --------

     Whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall pay its own expenses incurred in connection with the authorization, preparation, execution or performance of this Agreement and all transactions contemplated hereby, including without limitation all fees and expenses of agents, representatives, counsel and accountants.

                                  ARTICLE XVII
                                   ASSIGNMENT
                                   ----------

     This Agreement shall not be assignable by any party hereto without the prior written consent of the other party, but Purchaser can assign this Agreement to a wholly-owned subsidiary of Purchaser.


                                  ARTICLE XVIII
                             COLORADO LAW TO GOVERN
                             ----------------------

     This Agreement shall be governed by and construed and enforced in accordance with the internal laws, as opposed to the choice of law rules, of the State of Colorado.

                                   ARTICLE XIX
                                   DISCLOSURE
                                   ----------

     Except as and to the extent required by law, without the prior written consent of the other party, neither the Seller nor Purchaser will, and each will direct its representatives not to make, directly or indirectly, any public comment, statement or communication with respect to, or otherwise to disclose or to permit the disclosure of terms of this Agreement prior to Closing. If a party is required by law to make any such disclosure, it must first provide to the other party the content of the proposed disclosure, the reasons that such disclosure is required by law and the time and place that the disclosure will be made.


                                   ARTICLE XX
                                  COUNTERPARTS
                                  ------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


                                   ARTICLE XXI
                                    HEADINGS
                                    --------

     The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision thereof. Reference to numbered "articles," "sections," "paragraphs" and "subparagraphs," and to lettered "Exhibits" refer to articles, sections, paragraphs and subparagraphs of this Agreement and Exhibits annexed thereto.

                                  ARTICLE XXII
                           ACCESS TO BOOKS AND RECORDS
                           ---------------------------

     Under the terms of this Agreement, Purchaser is receiving some of the books and records which relate to Seller's business relating to the Assets, while Seller is retaining other records. Each party agrees that for a period of three
(3) years from the Closing Date, said party shall preserve any books and records relating to the Assets and the related business, and that during such period it will afford to the other party access to all such books and records at reasonable business hours and upon reasonable notice. Seller may satisfy its obligations hereunder if at the time of its liquidation and dissolution it delivers to Purchaser copies of any such records in its possession of which Purchaser desires copies. After the termination of said three-year period each party shall be free to dispose of any such records in such form as it pleases, unless the other party has requested said records. If the other party has made such a request, the party receiving the request either shall give to the requesting party the originals or copies of such records, or may retain such records subject to the requesting party's continuing right to inspect the same.


                                  ARTICLE XXIII
                           JOINT AND SEVERAL LIABILITY
                           ---------------------------

     All agreements, covenants, representations, warranties and obligations of Seller and Shareholder hereunder shall be joint and several obligations of Seller and Shareholder.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                    PURCHASER:

                                    WEBB INTERACTIVE SERVICES, INC.


                                    By
                                      ----------------------------------
                                       Its
                                          ------------------------------

                                    SELLER:

                                    UPDATE SYSTEMS, INC.


                                    By
                                      ----------------------------------
                                      Its
                                          ------------------------------

                                    SHAREHOLDER:

                                    ------------------------------
                                    Kevin Schaff *

* By signing this Agreement, Kevin Schaff represents and agrees that he will vote all shares of the Seller's capital stock for which he holds the voting power for approval of this Agreement and all actions contemplated herein.

The undersigned hereby agree to cooperate with Seller to complete the transactions contemplated in the foregoing Agreement. In addition, (i) Tery Larrew hereby agrees to execute and deliver at the Closing the Non-Compete Agreement and Employment Agreement attached hereto as Exhibits G and I, respectively; and (ii) Fred Puls hereby agrees to execute and deliver at the Closing the Employment Agreement attached hereto as Exhibit J.

                                  ----------------------------------------------
                                  Tery Larrew          Dated:  December 27, 1999


                                  ----------------------------------------------
                                  Fred Puls           Dated:   December 27, 1999


---------------

                                LIST OF EXHIBITS
                                ----------------


A.       Equipment

B.       Contracts, With Acquired Contracts Designated

B-1.     Assignment of Lease Agreement

B-2.     Seller's Plan of Reorganization

C.       Orders

D.       Intellectual Property

E.       Excluded Assets

F.       Seller Statements

G.       Non-Compete Agreement

H.       Employment Agreement--Kevin Schaff

I.       Employment Agreement--Tery Larrew

J.       Employment Agreement--Fred Puls

K.       Share Distribution and Registration Rights Agreement

L.       Representations and Warranties:  Exceptions and Disclosures

M.       Opinion of Seller's Counsel

N.       Opinion of Purchaser's Counsel

                      EXHIBIT A TO ASSET PURCHASE AGREEMENT
                                 UPDATE Systems
                           Equipment and Asset Listing

         Account              Item                                 Description               Quantity   Unit Cost          Cost
Computer Equipment   Server Hardware     Rack                                                     1
                     Servers             4 Custom built Servers                                   4
                     Tape Drive          Kingston Tape Backup exterior                            1
                     Modem               33.6 Baud US Robotics modem                              2
                     Switch              Belkin Pro 8Port Switch                                  1
                     Hub                 HP Procurve Hub 10/100 24 hub                            1
                     Hub                 HP Procurve Hob 10/100 12 hub                            2
                     Monitor             14" Color Monitor and Keyboard                           1
                     Backups             Smart 2200 Backup - Server                               1
                                         Smart 1400 Backup - Tom's office                         1
                     Tapes               Maxwell HS-4/90s Data Storage Tapes                     50        $12.95           $647.50
                                                                                                                         $16,971.50

                     Production Server   Dell Poweredge 4200 server                               1                       $9,500.00
                                         W/Internal Tape Backup
                     Laptops             Dell Inspiron 3000 200 Mhz 96 Mg RAM 2.1 G HDD           1                       $3,200.00
                                         Dell Inspiron 3200 233 Mhz 144 Mg RAM 4 G HDD            1                       $3,000.00
                                         Dell Inspiron 3700 500 Mhz 96 Mg RAM 12 G HDD            1                       $3,439.00
                                         Dell 3200 Docking Station                                1                         $160.00
                                         Dell Inspiron Carrying Case                              2        $39.00           $160.00
                                         Modem Card 56K                                           2        $89.00           $160.00
                                         Ethernet Cards 10T                                       2       $169.00           $160.00
                                         Extra Lithium Battery                                    1       $169.00           $160.00
                     Desktops            Dell Dimension 400 Mhz/17" Monitor - Tom                 1                       $1,600.00
                                         Dell Dimension 400 Mhz/17" Monitor - Pres                1                       $1,600.00
                                         Dell Dimension 400 Mhz/17" Monitor - Fred                1                       $1,600.00
                                         Dell Dimension 400 Mhz/17" Monitor - Nwanua              1                       $1,600.00
                                         Dell Dimension 400 Mhz/17" Monitor - Brian               1                       $1,600.00
                                         Dell Dimension 433 Mhz/17" Monitor - Rich                1                       $1,750.00
                                         Altek Lansing Speakers                                   1                         $100.00
                                         Soundblaster Soundcard PCI 512 - Pres                    1                          $75.00
                                         NEC 9701 Se w/15" Monitor - Tom's office                 1                       $1,500.00
                                         NEC 9629 - Brian's office (unused                        1                       $1,500.00
                                         Princeton 14" server monitor                             1                         $100.00
                                         Optiquest 17" Monitor                                    1                         $350.00
                                                                                                                      --------------
                                                           Total Computer and Server Hardware                            $23,814.00
                                                                                                                      --------------

                                                                                                                      --------------
                     Printers            Apple Laser Writer 360 8MB                               1                       $1,000.00
                                                                                                                      --------------
                     Fax                 Canon B540                                               1                         $300.00
                                                                                                                      --------------

                     Backups             Office 280 Backups                                       3       $100.00           $300.00
                                         Iomega Zip Drive 100 M B w/software                      1       $129.00           $129.00
                                                                                                                      --------------
                                                                                                                            $429.00
                                                                                                                      --------------

                     Projector           ProX 9300 Desktop projector                              1                       $4,000.00
                                         Jelco ATA case                                           1                         $300.00
                                         Softbag                                                  1                         $100.00
                                                                                                                      --------------
                                                           Total                                                          $4,400.00
                                                                                                                      --------------

                     Software            Avery Label Pro                                          1                          $39.00
                                         Goldmine 4.0                                             1                         $180.00

         Account              Item                                 Description               Quantity   Unit Cost          Cost
                                         Office 97 Professional                                   5       $450.00         $2,250.00
                                         MSDN subscription                                        1                         $650.00
                                         CuteFTP                                                  1                          $40.00
                                         Microsoft NT 4.0                                         5       $200.00         $1,000.00
                                         MS Office 2000 Small Biz                                 5       $200.00         $1,000.00
                                         McAfee Virus Scan                                        7        $35.00           $245.00
                                         StarOffice 5.1 (comes with Linux)                        1                           $0.00
                                         WinZip                                                   7        $27.00           $189.00
                                         Exceed 6.1                                               3       $310.00           $930.00
                                         Allaire HomeSite 4.0                                     1                       $1,295.00
                                         Win 98                                                   2       $200.00           $400.00
                                         Win 95                                                   1       $100.00           $100.00
                                         MSDN subscription                                        1                         $650.00
                                         Software Artisan FileUp 2.0                              1                         $129.00
                                         NT Server 4.0                                            1                       $1,200.00
                                         Red Hat Linux 6.1                                        1                          $30.00
                                         PowerChute Plus                                          1                          $90.00
                                         Vignette Story Server Evaluation Copy                    1                           $0.00
                                                                                                                      --------------
                                                           Total                                                         $10,417.00
                                                                                                                      --------------

                                                                                                                      --------------
Marketing            Show Displays       Skyline Booth 8 x 10 Display                                                     $4,500.00
                                                                                                                      --------------
                                         Extra Travel Case
                                         Extra Travel Case
                                         Spare Case Panel
                                         Coleman Table for Tradeshows
                                         Easel

Appliances                               Refrigerator                                             1                         $140.00
                                         Plantronics headset                                      1                          $50.00
                                                                                                                      --------------
                                                                                                                            $190.00
                                                                                                                      --------------

Furniture            Tables              Corner Table Unit                                        4        $35.00           $140.00
                                         4' Work Table                                            6        $35.00           $210.00
                                         5" Work Table                                            1        $20.00            $20.00
                                         Conference Table 10'                                     1       $500.00           $500.00
                     File Cabinets       3 drawer file cabinet                                    5        $35.00           $175.00
                     Book Cases          4'                                                       4        $25.00           $100.00
                                         5'                                                       1        $30.00            $30.00
                     Chairs              Work chair                                               5        $25.00           $125.00
                                         Secretarial chair                                        1        $10.00            $10.00
                                         Guest chair                                              4        $15.00            $60.00
                                         Work style                                               2        $50.00           $100.00
                     White Board         2 x 3 Wooden                                             1        $20.00            $20.00
                                         4 x 5 aluminum                                           1        $20.00            $20.00
                     Trash cans          Office grey                                              7         $4.00            $28.00
                                                                                                                      --------------
                                                           Total                                                          $1,538.00
                                                                                                                      --------------

Tickets                                  United Airlines tickets                                  2       $594.00         $1,188.00

Intellectual Property                    Logo Development
                                         Brochure Design
                                         Web site Design and Development
                                         Support material
                                         Marketing research

         Account              Item                                 Description               Quantity   Unit Cost          Cost
                                         Server software
                                         Prototype software                                                                    $

Misc. Office Supplies                    Books
                                                                                                                        ------------
                                         Misc. Office Supplies                                                            $3,000.00
                                                                                                                        ------------

                                                              GRAND TOTAL                                                $77,247.50

                      EXHIBIT B TO ASSET PURCHASE AGREEMENT
                  Contracts, with Acquired Contracts Designated


1.       Acquired Contracts

         a.   September 15, 1999 Beta Test Site Agreement with TriDog, Inc.
         b. July 27, 1999 UPDATE License Agreement with Transperformance, subject to Transperformance agreeing to an amendment defining what is reasonable support and agreeing to reasonable limitations on the extent of any warranties and damages, including consequential damages.

2.       Contracts and UPDATE Customer Accounts Not Acquired

         a.   Prior Tri-Dog Contracts

              (1) July 12, 1999 Letter of Agreement Regarding Beta Test. (2) September 10, 1999 Software Evaluation Agreement.

         b.   UPDATE Customer Accounts to be Transferred to TriDog or other
              ISP:

                   (a)  Infinity Optical
                   (b)  Vision Graphics
                   (c)  Greenwood Travel
                   (d)  Laramie Ford
                   (e)  Mens' University
                   (f)  DaVinci Gourmet
                   (g)  James Travelpoints
                   (h)  Albany County Tourism
                   (i)  Vee Bar Guest Ranch
                   (j)  Wyoming Small Business Development Center
                   (k)  The Bernardi Group
                   (l)  Stellar Studios

         c.   Life and disability policies, and Health Insurance Contracts

3.       Software licenses, including shrink-wrap licenses

         Seller accepted license agreements for all software listed on the Assets Listing at Exhibit A. By the terms of these license agreements, the licenses may not be assignable by Seller.

4.       Trial Use/Non-Disclosure/Confidentiality Agreements (To Be Terminated)

         a.   May 7, 1999 Vignette Trial Use Agreement.
         b.   October 22, 1999 E-Share Software Product Trial Evaluation
              Agreement.

         c.   November 15, 1999 Trustee Non-Disclosure Agreement.
         d. August 10, 1999 Confidentiality Agreements signed by Trevor Dean and Gee Sullivan.
         e.   June 14, 1999 Non-Disclosure Agreement signed by John Funk.

5.       Employment Contracts (To Be Terminated At Closing)

         a.   Kevin Schaff                       April 15, 1999
         b.   Steven Lehman                      June 1, 1999
         c.   Fred Puls                          June 1, 1999
         d.   Tery R. Larrew                     August 1, 1999
         e.   Tom Margolis                       July 26, 1999
         f.   Preston Brawner                    October 25, 1999
         g.   Brian Noecker                      November 1, 1999
         h.   Rich Fozzard                       November 29, 1999
         i.   Joe Maslack      June 1, 1999 (terminated September 15, 1999)

6.       Consulting Agreements (Terminated)

         a. BHL Associates, LLC, dated July 15, 1999. Contract completed.
         b.   Bruce Snyder, dated October 28, 1999. Contract contemplated.
         c.   Deb Braun, dated July 29, 1999. Contract contemplated.

7.       Incentive Stock Option Agreements (To Be Terminated At Closing)

         a.   Steven Lehman             June 1, 1999           5,000 shares
         b.   Fred Puls                 June 1, 1999           4,500 shares
         c.   Tery R. Larrew            August 1, 1999       136,364 shares
         d.   Tom Margolis              July 26, 1999          1,250 shares
         e.   Preston Brawner           October 25, 1999       1,250 shares
         f.   Brian Noecker             November 1, 1999       1,250 shares
         g.   Rich Fozzard              November 29, 1999      1,000 shares
         h.   Joel Maslack              June 1, 1999           3,500 shares
              (terminated September 15, 1999)

8.       Non-Qualified Stock Option Agreements (To Be Exercised Prior To
         Closing)

         a.   Sven Peterson             July 1, 1999             200 shares
         b.   Mark Radke                July 1, 1999             200 shares
         c.   Magnus Stark              July 1, 1999             200 shares

9. Waiver, Release and Assignment Contracts with Wind River and Kevin Schaff dated February 23, 1999.

                    EXHIBIT B-1 TO ASSET PURCHASE AGREEMENT
                  Assignment and Assumption of Lease Agreement


     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the undersigned, UPDATE Systems, Inc., a Delaware Corporation (herein referred to as "Assignor"), does hereby transfer and assign to Webb Interactive Systems, Inc., a Colorado corporation (the "Assignee"), all of Assignor's right, title, interest, and obligations as tenant, in and to the lease identified on Attachment 1 attached hereto (the "Lease").

     Assignee hereby assumes all obligations of tenant under the Lease and agrees to indemnify, protect and defend Assignor with respect to all matters arising with respect to the Lease on or after the date of this Assignment.

     On December 13, 1999, the landlord of the property, Mesa Holdings Ltd, LLC, consented to the assignment and assumption of the Lease, which is attached hereto at Attachment 2.

     IN WITNESS WHEREOF, the parties intending to be legally bound, have executed this Assignment the 7th day of January, 2000.



                                        ASSIGNOR:

                                        UPDATE SYSTEMS, INC.



                                        By:
                                           ------------------------------
                                        Its:
                                            -----------------------------


                                        ASSIGNEE:


                                        By:
                                           ------------------------------
                                        Its:
                                            -----------------------------

          Attachment 1 to Assignment and Assumption of Lease Agreement

                                COMMERCIAL LEASE


This lease is made between MESA HOLDINGS LTD., LLC of 2885 Aurora Avenue, Suite 9, Boulder, Colorado 80303 herein called Lessor, and UPDATE SYSTEMS, INC., herein called Lessee.

Lessee hereby offers to lease from Lessor the premises situated at:

          2885 East Aurora Avenue, Suite 8
          Boulder, Colorado 80303

upon the following TERMS and CONDITIONS:

1. Term and Rent. Lendor demises the above premises for a term of one (1) year(s), commencing April 1, 1999 and terminating on March 31, 2000 for $15,600 Dollars payable in eleven (11) installments. An initial installment of $2,600 for the first and last month's rent is due at signing, followed by ten (10) installments of $1,300, due in advance on the first day of each month for that month's rental, during the term of this lease. All rental payments shall be made to Lessor, at the address specified above.

     1.a. Lessee will be charged an additional utility fee for outside lighting and water. This fee is variable every month, but will not exceed the amount of $30 dollars within any calendar month. Lessor will invoice Lessee for this amount, which will be due and payable with the following month's rent.

2. Use. Lessee shall use and occupy the premises for business purposes. The premises shall be used for no other purpose. Lessor represents that the premises may lawfully be used for such purpose.

3. Care and Maintenance of Premises. Lessee acknowledges that the premises are in good order and repair, unless otherwise indicated herein. Lessee shall, at his own expense and at all times, maintain the premises in good and safe condition, including plate glass, electrical wiring, and plumbing installations and any other system or equipment upon the premises and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted. Lessee shall be responsible for all repairs required, excepting the roof, exterior walls, structural foundations, heating/cooling unit and floor which shall be maintained by UCOC condominium association.

4. Alterations. Lessee must obtain, in writing, the consent of Lessor, to make alterations, additions, or improvement, in, to or about the premises.

5. Ordinances and Statutes. Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee.

6. Assignment and Subletting. Lessee shall not assign this lease or sublet any portion of the premises without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this lease.

7. Utilities. All applications and connections for necessary utility services on the demised premises shall be made in the name of Lessee only, and Lessee shall be solely liable for utility charges as they become due, including those for electricity, gas, and telephone services. Lessor will pay for water and sewer.

8. Entry and Inspection. Lessee shall permit Lessor or Lessor's agents to enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time within sixty
(60) days prior to the expiration of this lease, to place upon the premises any usual "To Let" or "For Lease" signs, and permit persons desiring to lease the same to inspect the premises thereafter.

9. Possession. If Lessor is unable to deliver possession of the premises at the commencement hereof, Lessor shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered. Lessee may terminate this lease if possession is not delivered within fifteen (15) days of the commencement of the term hereof.

10. Indemnification of Lessor. Lessor shall not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the demised premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claims for damages, no matter how caused.

11. Insurance. Lessee, at his expense, shall maintain plate glass and public liability insurance including bodily injury and property damage insuring Lessee and Lessor.

12. Eminent Domain. If the premises or any part thereof or any estate therein, or any other part of the building materially affecting Lessee's use of the premises, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.

13. Destruction of Premises. In the event of a partial destruction of the premises during the term hereof, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the premises. If such repairs cannot be made within said sixty (60) days, Lessor, at his option, may make the same within a reasonable time, this lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that Lessor shall not elect to make such repairs which cannot be made within sixty (60) days, this lease may be terminated at the option of either party. In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this lease whether the demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this lease.

14. Lessor's Remedies on Default. If Lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any such default within fifteen (15) days, after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if lessee does not commence such curing within such fifteen (15) days and thereafter proceed with reasonable diligence and in good faith to cure such default, then Lessor may terminate this lease on not less than days' notice to Lessee. ON the date specified in such notice the term of this lease shall terminate, and Lessee shall then quit and surrender the premises to Lessor, but Lessee shall remain liable as hereinafter provided. If this lese shall have been so terminated by Lessor. Lessor may at any time thereafter resume possession of the premises by any lawful means and remove Lessee or other occupants and their effects. No failure to enforce any term shall be deemed a waiver.

15. Security Deposit. Lessee shall deposit with Lessor on the signing of this lease the sum of Five Hundred ($500) Dollars as security for the performance of Lessee's obligations under this lease, including without limitation the surrender of possession of the premises to Lessor as herein provided. If Lessor applies any part of the deposit to cure any default of Lessee, Lessee shall on demand deposit with Lessor the amount so applied so that Lessor shall have the full deposit on hand at all times during the term of this lease.

16. Attorney's Fees. In case suit should be brought for recovery of the premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.

17. Waiver. No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.

18. Notices. Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises, or Lessor at the address shown below, or at such other places as may be designated by the parties form time to time.

19. Heirs, Assigns, Successors. This lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest o the parties.

20. Option to Renew. Provided that Lessee is not in default in the performance of this lease, Lessee shall have the option to renew the lease for an additional term of twelve (120 months commencing at the expiration of the initial lease term. All of the terms and conditions of the lease shall apply during the renewal term except that the monthly rent increase in an amount to be determined at the time of renewal. The option shall be exercised by written notice given to Lessor not less than thirty (30) days prior to the expiration of the initial lease term. If notice is not given in the manner provided herein within the time specified, this option shall expire.

21. Subordination. This lease is and shall be subordinated to all existing and future liens and encumbrances against the property.

22. Entire Agreement. The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following Exhibits, if any, have been made a part of this lease before the parties' execution hereof.



Signed this day of ____________, 1999.



By:                                             By:
   -------------------------                        -------------------------
    Kevin Schoff

LESSEE                                              LESSOR

          Attachment 2 to Assignment and Assumption of Lease Agreement


TO:       Steve Lehman

FROM:     Kurt Matthies

SUBJECT:  Update Systems, Inc.

DATE:     Monday, December 13, 1999, 10:26 A.M.

--------------------------------------------------------------------------------

I have no objection to the lease on 2885 Aurora Avenue, Suite 8, Boulder, Colorado being assigned to the purchasing entity of Update Systems, Inc.

                    EXHIBIT B-2 TO ASSET PURCHASE AGREEMENT

                             PLAN OF REORGANIZATION

     THIS PLAN OF REORGANIZATION, (hereinafter, together with the Exhibits annexed hereto the "Plan") made and entered into as of the 7th day of January, 2000, by and among Webb Interactive Services, Inc., a Colorado corporation ("Purchaser"), and Update Systems, Inc., a Delaware corporation, ("Seller").

     WHEREAS, Seller wishes to transfer its business and substantially all of its assets to Purchaser solely in exchange for voting shares of Purchaser pursuant to the terms of the Asset Purchase Agreement, dated December 27, 1999, and attached hereto as Exhibit A, and made a part hereof, in a transaction intended to qualify as a "reorganization" within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (hereafter "IRC"), it being contemplated by both Purchaser and Seller that Seller will thereafter, as an integral part of the transaction, distribute the shares of Purchaser so acquired to the shareholders of the Seller as part of a complete liquidation and dissolution of the Seller.

     NOW, THEREFORE, Seller and Purchaser agree as follows:

                                    ARTICLE I

                       EXCHANGE OF ASSETS FOR VOTING STOCK

1.1 Transfer of Assets Pursuant to Asset Purchase Agreement. Pursuant to the terms of the Asset Purchase Agreement, Seller shall transfer all of its assets, both tangible and intangible, other than that sum of cash retained pursuant to Section 1.2 of this Plan, to Purchaser solely in exchange for that amount of voting Common Stock of the Purchaser set forth in the Asset Purchase Agreement.

1.2 Cash Retained to Pay Expenses. For the sole purpose of paying its liabilities and expenses incurred in connection with this Plan and the transactions contemplated herein, including its complete liquidation and dissolution, the Seller shall retain $80,579.11 in cash on the Closing Date.

                                   ARTICLE II

            OBLIGATIONS OF SELLER AND PURCHASER SUBSEQUENT TO CLOSING

2.1 Dissolution of Seller. From and after the closing date, Seller will not engage in any business, will promptly liquidate and dissolve as a corporation, and will distribute the shares of the Purchaser received pursuant to this Agreement to its shareholders in complete cancellation and redemption of their shares of the Sellers capital stock.

2.2 Retention of Assets. Purchaser shall retain a significant portion of the assets of the Seller which are to be acquired pursuant to this Plan.

2.3 IRS Filings and Record Retention. Both Purchaser and Seller agree to comply with all filing and record retention requirements set forth in Treasury Regulation ss. 1.368-3. Both Purchaser and Seller agree to file a copy of this Plan and a complete statement of the cost or other basis of all property transferred pursuant to this Plan, reflecting the values set forth in the Update Systems Asset Listing attached hereto as Exhibit A, with the Internal Revenue Service as part of their respective tax returns for the tax year within which the reorganization occurred. Both parties agree to treat the asset acquisition as a tax free reorganization under IRC ss. 368(a)(1)(C) in all such filings and for all other purposes.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Plan of Reorganization as of the date first above written.

                                        PURCHASER:

                                        WEBB INTERACTIVE SERVICES, INC.



                                        By:
                                                -------------------------------
                                        Printed:
                                                -------------------------------
                                        Its:
                                                -------------------------------


                                        SELLER:

                                        UPDATE SYSTEMS, INC.


                                        By:
                                             ----------------------------------
                                             Kevin Schaff
                                        Its: President

                     EXHIBIT C TO ASSET PURCHASE AGREEMENT
                                     Orders



None

                      EXHIBIT D TO ASSET PURCHASE AGREEMENT
                              Intellectual Property


1.   UPDATE ISP Server Software. The UPDATE ISP Server Software, versions 1.0,
     1.01 and 2.0, including all intellectual and personal property relating to such software, including but not limited to:

     a. Software. All of Seller's right, title, and interest, throughout the world, in and to the software known as UPDATE ISP Server, all supplements, enhancements, and modifications thereto (regardless of the state of development), and all personal property relating thereto, including, without limitation, source codes, object codes, technical documentation and similar information necessary for the practical utilization thereof (collectively, the "Software").

     b. Documentation. All user manuals, brochures, and other documentation or written information describing any aspect of the Software or design to facilitate the use or modification or enhancement of the Software (collectively, the "Documentation"). All Documentation has been provided or made available to Buyer for its review and inspection.

     c. Intangible Property. All trade names and other identifying names, all trademarks, service marks, and other identifying names and marks associated with the Software, whether registered or unregistered, and including all goods related to any of the foregoing, and all applications for any of the foregoing, all patents, copyright, copyright registrations, and patent applications therefore, together with all divisions, renewals, and continuations of any of the foregoing, and all know-how, unpatented inventions, trade secrets, and other intangible, intellectual property embodied in or pertaining to the Software and the Documentation (collectively, the "Intangible Property").

     d. Related Technology. All things authored, discovered, developed, made, perfected, improved, designed, engineered, acquired, produced, conceived, or first reduced to practice by Seller that are embodied in, derived from, or relate to the Software in any stage of development, including without limitation, modifications, enhancements, designs, concepts, techniques, methods, ideas, flow charts, coding sheets, programer's notes, and all other information relating to the Software and not generally known to others.

2. UPDATE "Neptune Server Program" Concepts, including all marketing material and related documentation describing the Neptune Server program concepts. All material has been provided to Buyer.

3.   Patents, Copyrights and Trademarks.

     a.   Patents:

          (i)  No patents granted, pending or applications filed.

          (ii) Seller consulted with its patent counsel, Sheridan Ross. Sheridan Ross ordered a patent search for "Message Delivery Channeling" and provided Seller with an opinion regarding Seller's ability to patent its Intellectual Property. The materials from Sheridan Ross, including the patent reports and opinion letter, have been provided to Buyer.

     b.   Copyrights:

          (i)  No statutory copyrights granted, pending or applications filed.

          (ii) Common law copyrights for UPDATE, UPDATE Systems.

     c.   Trademarks.

          (i)  No Trademarks granted.

          (ii) Trademark applications filed and pending for:

               (a)  UPDATE
               (b)  UPDATE Systems
               (c)  Customer Managed Relationships

          (iii) Common law trademark use of "UPDATE Permission Marketing"

4.   Registered Domain Names

     a.   http://www.permission-marketing.com
     b.   http://www.updatesystems.com
     c.   http://www.1to1email.com
     d.   http://www.proactivecommunications.com
     e.   http://www.ineedmydsl.com
     f.   http://www.helpmegetdsl.com
     g.   http://www.iwantyourtickets.com

5.   Other Intellectual Property

     a.   Logos and Design Materials
     b.   Brochure design

     c.   Web-site design and development
     d.   Marketing research

          *All materials and documentation relating to "Other Intellectual Property" has been provided to Buyer

                      EXHIBIT E TO ASSET PURCHASE AGREEMENT
                                 Excluded Assets


1.   Cash and other Current Assets as listed on Seller's Statement at Exhibit F.

2.   Accounts Receivable listed on Seller's Statement at Exhibit F.

3.   Contracts and Customer Accounts not acquired, as designated on Exhibit B.

                      EXHIBIT F TO ASSET PURCHASE AGREEMENT

                              Update Systems, Inc.
                                  Balance Sheet
                             As of December 1, 1999

                                                     December 1, 1999
                                                     ----------------

ASSETS
     Current Assets
         Checking/Savings
              *Petty Cash                                   100.00
              First National Bank/Laramie                 1,102.13
              Heritage Bank of Boulder                    6,007.03
              Platte Valley Investments                 142,215.63
              Platte Valley National Bank                   505.89
                                                       -----------
         Total Checking/Savings                         149,930.68

         Accounts Receivable
              Accounts Receivable                         8,595.00
                                                       -----------
         Total Accounts Receivable                        8,595.00
                                                       -----------

     Total Current Assets                               158,525.68
                                                       -----------

TOTAL ASSETS                                            158,525.68
                                                       ===========

LIABILITIES & EQUITY
     Liabilities
         Current Liabilities
              Accounts Payable
                  Accounts Payable                       86,664.21
                                                       -----------
              Total Accounts Payable                     86,664.21

              Other Current Liabilities
                  Payroll Liabilities                   -83,330.00
                                                       -----------
              Total Other Current Liabilities           -83,330.00
                                                       -----------

         Total Current Liabilities                        3,334.21
                                                       -----------

     Total Liabilities                                    3,334.21

     Equity
         Opening Bal Equity                             461,617.39
         Net Income                                    -306,425.92
                                                       -----------
     Total Equity                                       155,191.47
                                                       -----------

TOTAL LIABILITIES & EQUITY                              158,525.68
                                                       ===========

                              Update Systems, Inc.
                                 Profit and Loss
                           April through November 1999


                                                 Apr - Nov `99
                                                 -------------

Ordinary Income/Expense
     Income
         Sales                                       8,536.16
         Uncategorized Income                        8,500.00
                                                    ---------
     Total Income                                   17,036.16

     Cost of Goods Bold
         Reseller Commissions                        1,150.00
                                                    ---------
     Total COGS                                      1,150.00
                                                    ---------

Gross Profit                                        15,886.16
                                                    ---------

     Expense
         Bank Service Charges                           92.50
         CCard Fees                                     97.25
         Fund Raising                                   39.14
         Insurance
              Disability Insurance                   1,240.04
              Health Insurance                       2,232.38
              Liability Insurance                      701.50
              Life Insurance                         1,163.38
              Work Comp                                813.00
                                                    ---------
         Total Insurance                             6,150.28

         Interest Expense
              Finance Charge                             4.87
                                                    ---------
         Total Interest Expense                          4.87

         Internet Connection                         1,125.91
         Licenses and Permits                          788.85
         Marketing Expense
              Collateral                             4,801.20
              Website                                1,120.00
                                                    ---------
         Total Marketing Expense                     5,921.20

         Miscellaneous                               1,302.77
         Office Supplies                             1,740.31
         Postage and Delivery                          316.59
         Professional Fees
              Consulting Fees                        8,900.00

              Contract Programming                   4,270.63
              Legal Fees                            39,697.92
                                                    ---------
         Total Professional Fees                    52,868.55

         Recruiting                                  4,539.64
         Rent                                       12,647.81
         Repairs
              Building Repairs                         752.58
                                                    ---------
         Total Repairs                                 752.58

                     EXHIBIT G TO ASSET PURCHASE AGREEMENT

                              NON-COMPETE AGREEMENT


     This Noncompetition Agreement (this "Agreement") is made as of January 7, 2000, by and between Webb Interactive Services, Inc., a Colorado corporation ("Purchaser"), and Update Systems, Inc., a Delaware corporation ("Seller") and Kevin Schaff and Tery Larrew, securityholders of Seller (the "Securityholders").

RECITALS

     Concurrently with the execution and delivery of this Agreement, Purchaser is purchasing from Seller substantially all of Seller's assets pursuant to the terms and conditions of an Asset Purchase Agreement made as of December 23, 1999, (the "Purchase Agreement") which is intended to be a tax free exchange under Section 368(a)(i)(C) of the Internal Revenue Code with the Seller to be liquidated and dissolved as soon as reasonably possible following the closing (as defined in the Purchase Agreement). Section 2.4 of the Purchase Agreement requires that noncompetition agreements be executed and delivered by Seller and the Securityholders as a condition to the purchase of the assets by Purchaser.

AGREEMENT

     The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

     Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement.

2. ACKNOWLEDGMENTS BY SECURITYHOLDERS

     Securityholders acknowledge that (a) each of the Securityholders have occupied a position of trust and confidence with Seller prior to the date hereof and in their respective capacity have become familiar with some or all of the following, any and all of which constitute confidential information of the Seller, (collectively the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of the Seller, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, of Seller and any other information, however documented, of Seller that is a trade secret; (ii) any and all information concerning the business and affairs of Seller (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for Seller containing or based, in whole or in part, on any information included in the foregoing, (b) the business of the Seller is national in scope, (c) its products and services are marketed throughout the United States; (d) Seller competes with other businesses that are or could be located in any part of the United States; (e) Purchaser has required that Seller and Securityholders make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to the Purchaser's purchase of the assets of Seller which each of the Securityholders believes to be in his individual best interest; (f) the provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve the business of Seller being acquired by Purchaser, and (g) Purchaser would be irreparably damaged if Seller or Securityholders were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

3. CONFIDENTIAL INFORMATION

     Seller and Securityholders acknowledge and agree that all Confidential Information known or obtained by Seller, whether before or after the date hereof, is part of the property of Seller. Therefore, Seller and each of the Securityholders severally agree that they will not, at any time, disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any Confidential Information without Purchaser's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Seller's or either Securityholder's fault or the fault of any other Person bound by a duty of confidentiality to Purchaser or Seller. Seller and each Securityholder agrees to deliver to Purchaser at the time of execution of this Agreement, and at any other time Purchaser may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of Seller and any other Confidential Information that they may then possess or have under their control.

4. NONCOMPETITION

     As an inducement for Purchaser to enter into the Purchase Agreement and as additional consideration for the consideration to be paid to Seller under the Purchase Agreement, Seller and each of the Securityholders individually agree that:

     (a)  For a period of one year after the Closing:

          (i) Seller and Securityholders will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend their names or any similar name to, or render services or advice to, any business whose products or activities compete directly in whole or in part with the products or activities of Seller as of the date of the Purchase Agreement, anywhere within the United States; provided, however, that they may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Seller and Securityholders each agree that this covenant is reasonable with respect to its duration, geographical area, and scope. Nothing herein shall prohibit a Securityholder from employment with or providing consulting services to a business whose activities include as a portion of its operation the business described herein; provided that Securityholder does not assist or otherwise provide services to such business operations.

          (ii) Seller and Securityholders will not, directly or indirectly, either for Seller or either of the Securityholders or any other Person, (A) induce or attempt to induce any employee of Seller to leave the employ of Purchaser, (B) in any way interfere with the relationship between Purchaser and any employee of Seller employed by Purchaser following the acquisition of Seller's assets, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of Seller, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of Seller to cease doing business with Purchaser, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of Purchaser.

          (iii) Seller and Securityholders will not, directly or indirectly, solicit the business of any Person known to be a customer of Seller; and

     (b) In the event of a breach of any covenant set forth in Subsection 4(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

5. REMEDIES

     If Seller or either Securityholder breaches the covenants set forth in Sections 3 or 4 of this Agreement, Purchaser will be entitled to the following remedies:

     (a)  Damages;

     (b) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 3 and 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Purchaser and would be an inadequate remedy for such breach.

     (c) The rights and remedies of the parties to this Agreement are cumulative and not alternative.

6. SUCCESSORS AND ASSIGNS

     This Agreement will be binding upon Purchaser, Seller and the Securityholders and will inure to the benefit of Purchaser and its affiliates, successors and assigns and Seller and Securityholders and their assigns, heirs and legal representatives.

7. WAIVER

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

8. GOVERNING LAW

     This Agreement will be governed by the laws of the State of Colorado without regard to conflicts of laws principles.

9. SEVERABILITY

     Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 4 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Seller and each of the Securityholders.

10. COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

PURCHASER:

WEBB INTERACTIVE SERVICES, INC.


By
  ------------------------------------
  Its
     ---------------------------------

SELLER:

UPDATE SYSTEMS, INC.


By
  ------------------------------------
  Its
     ---------------------------------


SECURITYHOLDERS:



--------------------------------------
Kevin Schaff


--------------------------------------
Tery Larrew

                      EXHIBIT H TO ASSET PURCHASE AGREEMENT

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") January 7, 2000, by and between WEBB INTERACTIVE SERVICES, INC., a Colorado corporation (the "Company"), and KEVIN SCHAFF, an individual residing at 1916 Oxford Lane, Superior, Colorado 80027 ("Employee").

                                    RECITALS

     WHEREAS, the Company desires to employ Employee as Vice President--Local Commerce, with a leadership role in the Company's business development and sales activities.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1. Employment. The Company agrees to employ Employee and Employee hereby agrees to be employed by the Company on a full-time basis, beginning January 7, 2000. Employee represents and warrants that the execution of this Agreement and his performance under this Agreement does not breach any other agreement and does not require the consent of any other person.

     2. Duties. Employee shall be employed as Vice President--Local Commerce and shall perform the duties, bear the responsibilities commensurate with his position and serve the Company faithfully and to the best of his ability, under the direction of the President and Chairman of the Board of Directors of the Company. In addition, the Employee will hold, without additional compensation, such other offices and directorships for the Company to which he may be appointed or elected from time to time. Employee's conduct must promote the best interests of the Company and must not discredit the Company, its products or services.

     3. Exclusivity. Employee shall, commencing as of January 7, 2000, devote his business time, efforts, attention, skill and energy to the Company's business. Employee shall disclose all other business activities to the President of the Company and Employee shall not engage in any other business activity that requires significant personal services during normal business hours by Employee.

     4. Conflicts of Interest. Employee shall not engage in any activity that, in the President's judgment, may interfere or conflict with the proper performance of Employee's duties or the reasonable Company's interests. If Employee has any interest in a proposed transaction involving the Company, that interest must be fully disclosed to the President and the President must approve the transaction. The Company understands that Employee is an investor in Wind River Visual Communications, Inc. ("Wind River") and acknowledges that this activity and Employee's interest and involvement in substantially similar endeavors to Wind River are not in conflict with Employee's employment hereunder.

     5. Confidentiality. The relationship between the Company and Employee is one of confidence and trust. Employee agrees that the provisions of this Section are fair and reasonable because as a result of his employment by the Company he will have access to proprietary Company information and that such information is a highly-valued asset of the Company.

          5.1. Confidential Information. The term "Confidential Information" means all information relating to the Company, its affiliates, customers and suppliers considered by the Company to be confidential, including, without limitation:

               5.1.1. the Company's plans, products, processes and personnel;

               5.1.2. the nature of the Company's services and any area where such services are performed or planned to be performed;

               5.1.3. research, development, manufacturing, purchasing, and engineering;

               5.1.4. markets, marketing strategies, customer lists and prospect lists;

               5.1.5. merchandising, selling, pricing, tariffs or contractual terms,

               5.1.6. inventions, discoveries, concepts and ideas, whether patentable or not, processes, methods, formulas, and techniques, trade secrets, related improvements and knowledge;

               5.1.7. financial and accounting information;

               5.1.8. the Company's technology, expertise or business; and

               5.1.9. any component of Confidential Information or anything derived from Confidential Information.

          5.2. Non-disclosure. Employee will not disclose Confidential Information to any unauthorized person or use Confidential Information for any purpose other than the conduct of the Company's business, unless (i) the Confidential Information becomes generally known and available for use by the public other than as a result of Employee's acts or omissions; or (ii) Employee is required to do so by order of a court of competent jurisdiction (by subpoena or similar process). Upon the breach or threatened breach of this covenant by Employee, the Company may seek to obtain relief pursuant to Section 11 below.

          5.3. Notice to Company. Employee will immediately notify the Company if he learns that Confidential Information has been disclosed or is about to be disclosed, whether by Employee's acts, acts of third parties, law, regulation or court order. Employee will cooperate with the Company's efforts to prevent or limit disclosure of Confidential Information.

          5.4. Ownership. Any Confidential Information that is directly originated, developed or perfected to any degree by Employee during his employment hereunder shall be and remain the sole property of the Company. To the extent that any Confidential Information constitutes an original work of authorship by Employee which is protectable by copyright, Employee acknowledges that such work is a "work for hire" as defined by the U.S. Copyright Act (17 U.S.C.ss.101 et seq.).

          5.5. Assignment. The Employee hereby assigns to the Company all of his intellectual property rights (including copyrights, patents, and trademarks) that may exist due to his direct involvement in the Company.

          5.6. Return of Confidential Information. Upon termination of Employee's employment or upon request by the Chairman of the Board, Employee or his legal representative shall deliver to the Company all original and duplicates and/or copies of all documents, records, notebooks, computer records or media, and similar materials containing Confidential Information then in his possession.

     6. Compensation and Benefits. In consideration of the services to be rendered pursuant to this Agreement, Employee shall receive the following compensation and benefits during the term of his employment:

          6.1. Salary and Bonus. The Company shall pay Employee an annual base salary, commencing on January 7, 2000, payable semi-monthly in arrears. The annual base salary during the term hereof shall be $110,000 with annual increases as approved by the Board of Directors of the Company. Employee will have an opportunity to earn an incentive bonus based upon Employee's accomplishment of objectives that are mutually defined and agreed upon between Employee and the Board of Directors, such bonus plan to provide Employee with the opportunity to earn a bonus equal to 20% of his base salary and to be based 50% on Company related factors, 40% on Employee's performance and 10% in the Board of Director's discretion. The Board of Directors shall annually review the amounts of the base salary and bonus.

          Employee shall also be entitled to a one-time bonus of $50,000 if the Company is successful in booking within six (6) months of the date of this Agreement orders for the products the Company acquired from Update Systems, Inc., which orders are from companies in the Company's identified strategic markets and result in $1,000,000 or more of booked revenues to the Company in calendar 2000. This bonus, if earned, will be paid by February 14, 2001.

          6.2. Benefits. The Company shall provide Employee with the benefits of such insurance plans, hospitalization plans, retirement plans and other employee benefits in accordance with the Company's policies for officers and executive employees of the Company and for which Employee may be eligible under the terms and conditions thereof.

          6.3. Stock Options. Employee shall be granted an option to purchase 70,000 shares of the Company's Common Stock (the "Option") pursuant to the Company's 1995 Stock Option Plan. The Option shall be in the form attached hereto as Exhibit A.

          6.4. Annual Leave. Employee shall be entitled to vacations, sick leaves, personal days and other time off in accordance with the Company's policies in effect for officers and executive employees of the Company.

          6.5. Reimbursement of Expenses. Upon receipt of an itemized accounting of such expenses with reasonable supporting documentation, the Company shall promptly reimburse Employee for all reasonable and necessary out-of-pocket expenses incurred by Employee in connection with the business of the Company and in performance of Employee's duties under this Agreement.

     7. Duration. Employee's employment shall commence on January 7, 2000, and continue until terminated in accordance with Section 8. The initial term of Employee's employment shall be one year from the date of employment ("Initial Term"), with renewal terms of one year. After termination of Employee's employment, the applicable provisions of Sections 5, 8, and 9 shall remain in full force and effect in accordance with the provisions of each such section.

     8. Termination. Employee's employment may be terminated as follows:

          8.1. Expiration of Term. Upon written notice by either party delivered at least 30 days before the expiration of the Initial Term or renewal term (collectively, "Term"), Employee's employment will terminate at the expiration of the Term. If neither party gives written notice of termination, the Term shall automatically be extended for one year, unless sooner terminated pursuant to 8.2, 8.3 or 8.4 of this Agreement.

          8.2. Death; Disability. If Employee dies or becomes disabled during the Term of his employment, his employment shall be deemed terminated on the date of his death or disability. The Company shall provide Employee with any death or disability benefits generally provided to executive employees of the Company.

          8.3. Cause. The Company may immediately terminate Employee's employment at any time for:

               8.3.1. gross negligence or willful misconduct by Employee of any material duties as an executive officer of the Company which continues after 15 days written notice specifying such negligence or willful misconduct; or

               8.3.2. the conviction of any theft, fraud, embezzlement or similar crime involving the commission of any felony, for acts of dishonesty or moral turpitude, for intentional violations of the securities laws or for a material breach of any provision of this Agreement which is not cured within 10 days after Employee has received written notice of such breach from the Company.

          8.4. Notice by Employee. During any renewal term of this Agreement, Employee may terminate this Agreement upon written notice delivered at least 30 days before the intended termination.

     9. Covenant Not to Compete. Since Employee will be a key employee of the Company, Employee shall have access to Confidential Information, and the national scope of the Company's proposed business, Employee agrees that the restrictions on his future activities contained in this Section are fair, reasonable and necessary.

          9.1. Covenant Period. The covenants contained in this Section shall continue until one year after the termination of Employee's employment with the Company (the "Covenant Period").

          9.2. Restrictions on Future Employment. In the event that either the Company or Employee gives a notice of nonrenewal of the Term of this Agreement in accordance with Section 8.1 hereof, Employee resigns his employment hereunder or his employment is terminated for cause in accordance with Section 8.3 hereof, then, until the Covenant Period expires, Employee shall not own, manage, operate, control, be employed by, assist or participate in the ownership, management, operation or control of a business operating in the United States that is engaged in a business which is in direct competition with the Company's business as such business was being conducted at the time of Employee's employment hereunder. Nothing herein shall prohibit Employee from employment with or providing consulting services to a business whose activities include as a portion of its operations the business described in this subsection; provided that Employee does not assist or otherwise provide services to such business operations. In the event that Employee is terminated without cause, this provision shall not apply.

          9.3. Non-solicitation. Employee shall not directly or indirectly:

               9.3.1. induce any employee of the Company to leave the employ of the Company;

               9.3.2. interfere with the relationship between the Company and any employee;

               9.3.3. hire any Company employee to work for any organization of which Employee is an officer, director, employee, consultant, independent contractor or owner of an equity or other financial interest;

               9.3.4. solicit or service any actual or prospective supplier, client, customer of the Company who was solicited or serviced during Employee's employment; or

               9.3.5. interfere or attempt to interfere with any transaction involving the Company;

     until the Covenant Period expires.

     10. Securities Matters. Since the Employee will have access to Confidential Information, his ability to engage in securities transactions (including securities issued by the Company and by others) will be limited. Employee agrees to:

          10.1. not engage in any transactions that violate the securities laws;

          10.2. file all reports required by securities regulatory authorities;

          10.3. provide information about securities transactions when requested by the Company;

          10.4. follow written Company policies concerning securities transactions;

          10.5. when requested by the Board of Directors, execute any "lock-up" agreements or other restrictions on transactions, provided that all executive employees of the Company are being requested to execute similar lock-up agreements;

          10.6. comply with securities law requirements for all transactions.

     11. Injunctive Relief. Upon a material breach or threatened material breach by Employee of any of the provisions of Sections 3, 4, 5, 9 and 10 of this Agreement, the Company shall be entitled to request an injunction restraining Employee from such breach, together with any other relief or remedy available, for such breach or threatened breach, including the recovery of damages. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach. If either party takes legal action to enforce the provisions of this Agreement or to enjoin the other party from violating this Agreement, the prevailing party, as part of its damages, shall be entitled to recover its legal fees and expenses incurred in such action from the losing party.

     12. Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

     13. Notices. All communications, requests, consents and other notices under this Agreement shall be given in writing and delivered by facsimile, courier, registered or certified mail (postage prepaid) to the receiving party at the address set forth below or the recipient's last known address. Notice shall be deemed given on the date of delivery as shown by the facsimile confirmation or delivery receipt.

     14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

     15. Assignment. The Company may assign its rights and obligations under this Agreement to any successor corporation and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee. Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by Employee.

     16. No Waiver. A waiver by the Company or Employee of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent or other breach by Employee or the Company, as the case may be.

     17. Amendments. No provision of this Agreement shall be altered, amended, revoked or waived, except by an instrument in writing, signed by the Company and Employee.

     18. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

     19. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20. Entire Agreement. This Agreement, including the Exhibit hereto, sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        WEBB INTERACTIVE SERVICES, INC.,
                                        a Colorado corporation


                                        By:
                                            -----------------------------------
                                            Its
                                               ---------------------------
                                               1800 Glenarm Place
                                               Suite 700
                                               Denver, Colorado 80202-3859


                                        EMPLOYEE:

                                        By:
                                            -----------------------------------
                                                        KEVIN SCHAFF

                                        1916 Oxford Lane
                                        Superior, Colorado 80027

                        Exhibit A to Employment Agreement

                         WEBB INTERACTIVE SERVICES, INC.
                          NONSTATUTORY OPTION AGREEMENT
                        UNDER THE 1995 STOCK OPTION PLAN


Between:

ONLINE SYSTEM SERVICES, INC. (the "Company") and KEVIN SCHAFF (the "Employee"), dated ________ ___, ____.


     The Company hereby grants to the Employee an option (the "Option") under the Webb Interactive Services, Inc. 1995 Stock Option Plan (the "Plan") to purchase seventy thousand (70,000) shares (the "Shares") of the Company's common stock under the terms and conditions set forth below. The terms and conditions applicable to the Option are as follows:

     1. Nonstatutory Option. The Option shall be a Nonstatutory Option, as defined in the Plan.

     2. Purchase Price - The purchase price of the stock shall be $____ per share, which is not less than the Fair Market Value of the stock on the date of this Agreement.

     3. Period of Exercise - The Option will expire on the date (the "Expiration Date") five (5) years from the date of this Agreement. The Option may be exercised for up to, but not in excess of, the amounts of shares subject to the Option specified below, based on the Employee's number of months of continuous employment with the Company (or a Subsidiary Corporation or Parent Corporation, if any, of the Company) from the date hereof. In applying the following limitations, the amount of shares, if any, previously purchased by Employee shall be counted in determining the amount of shares the Employee can purchase at any time in accordance with said limitations. The Employee may exercise the Option in the amounts and in accordance with the conditions set forth below:

          (a) During the first 12 months of such continuous employment, the Option may not be exercised.

          (b) After 12 months of such continuous employment, the Option may be exercised for not in excess of one third (33-1/3%) of the shares originally subject to the Option;

          (c) After 24 months of such continuous employment, the Option may be exercised for not in excess of two thirds (66-2/3%) of the shares originally subject to the Option;

          (d) At the expiration of 36 months of such continuous employment, the Option may be exercised at any time and from time to time within its terms in whole or in part, but it shall not be exercisable after the Expiration Date.

     4. Transferability - This Option is not transferable except by will or the laws of descent and distribution and may be exercised during the lifetime of the Employee only by the Employee.

     5. Termination of Employment - In the event that employment of the Employee with the Company and any Subsidiary Corporations of the Company is terminated either by the Company or by Employee, the Option may be exercised (to the extent exercisable at the date of termination) by the Employee within three months after the date of termination; provided, however, that:

          a. If the Employee's employment is terminated because the Employee is disabled within the meaning of Internal Revenue Code ss. 422, the Employee shall have one year rather than three months to exercise the Option (to the extent exercisable at the date of termination).

          b. If the Employee dies, the Option may be exercised (to the extent exercisable by the Employee at the date of death) by the legal representative of Employee or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Employee, but the Option must be exercised within one year after the date of the Employee's death.

          c. If the Employee's employment is terminated for cause, this Option shall terminate immediately.

          d. Notwithstanding the foregoing, in no event (including disability or death of the Employee) may this Option be exercised after the Expiration Date.

     6. Option Not an Employment Agreement - The terms of this Option are not intended, nor shall they be construed, to constitute an employment agreement. The Employment Agreement between the Company and Employee dated ___________, __, ____, controls the terms and conditions of Employee's employment.

     7. Method of Exercise; Use of Company Stock - The Option may be exercised, subject to the terms and conditions of this Agreement, by written notice to the Company. The notice shall be in the form attached to this Agreement and will be accompanied by payment (in such form as the Company may specify) of the full purchase price of the shares to be issued. The Company will issue and deliver certificates representing the number of shares purchased under the Option, registered in the name of the Employee (or other purchaser under paragraphs 4 and 5 hereof) as soon as practicable after receipt of the notice.

     When exercising this Option Employee may make payment either in money or by tendering shares of the Company Stock owned by the Employee, or by a combination of the two. Where shares of Stock of the Company are employed to pay all or part of the exercise price, the shares of said Stock shall be valued at their Fair Market Value at the time of payment.

     8. Withholding; Taxable Income - In any case where withholding is required or advisable under federal, state or local law in connection with any exercise by Employee hereunder, the Company is authorized to withhold appropriate amounts from amounts payable to Employee, or may require Employee to remit to the Company an amount equal to such appropriate amounts.

     Employee acknowledges and understands that under the provisions of the Internal Revenue Code as presently in effect, the Employee will have taxable compensation income at the date of exercise of the Option equal to the difference between the purchase price under the Option and the then Fair Market Value of the Stock. Employee specifically agrees that as a condition to permitting exercise, the Company may require that appropriate arrangements for withholding be made with the Employee as provided above.

     9. Incorporation of Plan - This Agreement is made pursuant to the provisions of the Plan, which Plan is incorporated by reference herein. Terms used herein shall have the meaning employed in the Plan, unless the context clearly requires otherwise. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.


                                        WEBB INTERACTIVE SERVICES, INC.

ACCEPTED:
                                        By
                                           ------------------------------------
                                           Its
                                              ---------------------------------

--------------------------------
KEVIN SCHAFF
Employee

                         WEBB INTERACTIVE SERVICES, INC.
                    NOTICE OF EXERCISE OF STOCK OPTION ISSUED
                        UNDER THE 1995 STOCK OPTION PLAN

To:  Stock Option Committee
     WEBB INTERACTIVE SERVICES, INC.
     1800 Glenarm Place
     Denver, Colorado 80202

     I hereby exercise my Option dated ___________, ___, ____, to purchase ___________ shares of $0.01 par value common stock of the Company at the option exercise price of $___________ per share. Enclosed is a certified or cashier's check in the total amount of $____________, or payment in such other form as the Company has specified.

     I represent to you that I am acquiring said shares for investment purposes and not with a view to any distribution thereof. I understand that my stock certificate may bear an appropriate legend restricting the transfer of my shares and that a stop transfer order may be placed with the Company's transfer agent with respect to such shares.

     I request that my shares be issued to me as follows:

(Print your name in the form in which you wish to have the shares registered)


            --------------------------------------------------------
                            (Social Security Number)


--------------------------------------------------------------------------------
                               (Street and Number)


--------------------------------------------------------------------------------
                 (City)            (State) (Zip Code)

Dated:
      -------------------------


                                        Signature:
                                                  -----------------------------

                      EXHIBIT I TO ASSET PURCHASE AGREEMENT

                                EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") January 7, 2000, by and between WEBB INTERACTIVE SERVICES, INC., a Colorado corporation (the "Company"), and TERY LARREW, an individual residing a 33 Mesa Oak, Littleton, Colorado 80127 ("Employee").

                                     RECITALS

     WHEREAS, the Company desires to employ Employee on a part-time basis to provide the Company general corporate development services.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1. Employment. The Company agrees to employ Employee and Employee hereby agrees to be employed by the Company on a part-time basis, averaging six (6) hours per week during the Term of this Agreement, beginning January 7, 2000. Employee represents and warrants that the execution of this Agreement and his performance under this Agreement does not breach any other agreement and does not require the consent of any other person.

     2. Duties. Employee shall be employed to provide general corporate development services to the Company and shall perform the duties, bear the responsibilities commensurate with his position and serve the Company faithfully and to the best of his ability, under the direction of the President and Chairman of the Board of Directors of the Company.

     3. Confidentiality. The relationship between the Company and Employee is one of confidence and trust. Employee agrees that the provisions of this Section are fair and reasonable because as a result of his employment by the Company he will have access to proprietary Company information and that such information is a highly-valued asset of the Company.

          3.1. Confidential Information. The term "Confidential Information" means all information relating to the Company, its affiliates, customers and suppliers considered by the Company to be confidential, including, without limitation:

               3.1.1. the Company's plans, products, processes and personnel;

               3.1.2. the nature of the Company's services and any area where such services are performed or planned to be performed;

               3.1.3. research, development, manufacturing, purchasing, and engineering;

               3.1.4. markets, marketing strategies, customer lists and prospect lists;

               3.1.5. merchandising, selling, pricing, tariffs or contractual terms,

               3.1.6. inventions, discoveries, concepts and ideas, whether patentable or not, processes, methods, formulas, and techniques, trade secrets, related improvements and knowledge;

               3.1.7. financial and accounting information;

               3.1.8. the Company's technology, expertise or business; and

               3.1.9. any component of Confidential Information or anything derived from Confidential Information.

          3.2. Non-disclosure. Employee will not disclose Confidential Information to any unauthorized person or use Confidential Information for any purpose other than the conduct of the Company's business, unless (i) the Confidential Information becomes generally known and available for use by the public other than as a result of Employee's acts or omissions; or
     (ii) Employee is required to do so by order of a court of competent jurisdiction (by subpoena or similar process). Upon the breach or threatened breach of this covenant by Employee, the Company may seek to obtain relief pursuant to Section 8 below.

          3.3. Notice to Company. Employee will immediately notify the Company if he learns that Confidential Information has been disclosed or is about to be disclosed, whether by Employee's acts, acts of third parties, law, regulation or court order. Employee will cooperate with the Company's efforts to prevent or limit disclosure of Confidential Information.

          3.4. Ownership. Any Confidential Information that is directly originated, developed or perfected to any degree by Employee during his employment hereunder shall be and remain the sole property of the Company. To the extent that any Confidential Information constitutes an original work of authorship by Employee which is protectable by copyright, Employee acknowledges that such work is a "work for hire" as defined by the U.S. Copyright Act (17 U.S.C.ss.101 et seq.).

          3.5. Assignment. The Employee hereby assigns to the Company all of his intellectual property rights (including copyrights, patents, and trademarks) that may exist due to his direct involvement in the Company.

          3.6. Return of Confidential Information. Upon termination of Employee's employment or upon request by the Chairman of the Board, Employee or his legal representative shall deliver to the Company all original and duplicates and/or copies of all documents, records, notebooks, computer records or media, and similar materials containing Confidential Information then in his possession.

     4. Compensation and Benefits. In consideration of the services to be rendered pursuant to this Agreement, Employee shall receive the following compensation and benefits during the term of his employment:

          4.1. Salary. The Company shall pay Employee a monthly salary, commencing on January 7, 2000, payable semi-monthly in arrears. The monthly salary during the term hereof shall be $4,000.

          4.2. Benefits. As a part-time employee, Employee shall not be entitled to any benefits under the Company's insurance plans, hospitalization plans, retirement plans, vacation or sick leave or other employee benefits, except as specifically set forth herein.

          4.3. Stock Options. Employee shall be granted an option to purchase 50,000 shares of the Company's Common Stock (the "Option") pursuant to the Company's 1995 Stock Option Plan. The Option shall be in the form attached hereto as Exhibit A.

          In addition, Employee has been granted an option to purchase 45,002 shares of the Company's common stock at an option exercise price of $4.33 per share in replacement of an option Employee held as an employee of Update Systems, Inc. (the "Replacement Option"), substantially all of the assets of which have been acquired by the Company. The Replacement Option shall have terms which are substantially similar to the Update Systems, Inc. option being replaced. In the event that Employee's employment by the Company pursuant to this Agreement or otherwise is terminated by the Company for any reason other than the death or disability of Employee or for cause as defined in Section 6.3 hereof, the vesting schedule for Employee's Replacement Option shall be accelerated and the Replacement Option shall be exercisable in full at the time of any such termination of employment.

          4.4. Reimbursement of Expenses. Upon receipt of an itemized accounting of such expenses with reasonable supporting documentation, the Company shall promptly reimburse Employee for all reasonable and necessary out-of-pocket expenses incurred by Employee in connection with the business of the Company and in performance of Employee's duties under this Agreement.

     5. Duration. Employee's employment shall commence on January 7, 2000, and continue until terminated in accordance with Section 6. The initial term of Employee's employment shall be one year from the date of employment ("Initial Term"), with renewal terms of six months. After termination of Employee's employment, the applicable provisions of Section 3 shall remain in full force and effect in accordance with the provisions of each such section.

     6. Termination. Employee's employment may be terminated as follows:

          6.1. Expiration of Term. Upon written notice by either party delivered at least 30 days before the expiration of the Initial Term or renewal term (collectively, "Term"), Employee's employment will terminate at the expiration of the Term. If neither party gives written notice of termination, the Term shall automatically be extended for six months, unless sooner terminated pursuant to 6.2 or 6.3 of this Agreement.

          6.2. Death; Disability. If Employee dies or becomes disabled during the Term of his employment, his employment shall be deemed terminated on the date of his death or disability.

          6.3. Cause. The Company may immediately terminate Employee's employment at any time for:

               6.3.1. gross negligence or willful misconduct by Employee of any material duties hereunder which continues after 5 days written notice specifying such negligence or willful misconduct; or

               6.3.2. the conviction of any theft, fraud, embezzlement or similar crime involving the commission of any felony, for acts of dishonesty or moral turpitude, for intentional violations of the securities laws or for a material breach of any provision of this Agreement which is not cured within 5 days after Employee has received written notice of such breach from the Company.

     7. Non-solicitation. Since Employee shall have access to Confidential Information, and the national scope of the Company's proposed business, Employee agrees that the restrictions on his future activities contained in this Section are fair, reasonable and necessary.

          7.1. Covenant Period. The covenants contained in this Section shall continue until six months after the termination of Employee's employment with the Company (the "Covenant Period").

          7.2. Non-solicitation. Employee shall not directly or indirectly:

               7.2.1. induce any employee of the Company to leave the employ of the Company;

               7.2.2. interfere with the relationship between the Company and any employee;

               7.2.3. hire any Company employee to work for any organization of which Employee is an officer, director, employee, Employee, independent contractor or owner of an equity or other financial interest; or

               7.2.4. interfere or attempt to interfere with any transaction involving the Company which was in process at the termination of Employee's employment;

         until the Covenant Period expires.

     8. Injunctive Relief. Upon a material breach or threatened material breach by Employee of any of the provisions of Sections 3 and 7 of this Agreement, the Company shall be entitled to request an injunction restraining Employee from such breach, together with any other relief or remedy available, for such breach or threatened breach, including the recovery of damages. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach. If either party takes legal action to enforce the provisions of this Agreement or to enjoin the other party from violating this Agreement, the prevailing party, as part of its damages, shall be entitled to recover its legal fees and expenses incurred in such action from the losing party.

     9. Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

     10. Notices. All communications, requests, consents and other notices under this Agreement shall be given in writing and delivered by facsimile, courier, registered or certified mail (postage prepaid) to the receiving party at the address set forth below or the recipient's last known address. Notice shall be deemed given on the date of delivery as shown by the facsimile confirmation or delivery receipt.


     11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

     12. Assignment. The Company may assign its rights and obligations under this Agreement to any successor corporation and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee. Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by Employee.


     13. No Waiver. A waiver by the Company or Employee of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent or other breach by Employee or the Company, as the case may be.

     14. Amendments. No provision of this Agreement shall be altered, amended, revoked or waived, except by an instrument in writing, signed by the Company and Employee.

     15. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

     16. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. Entire Agreement. This Agreement, including the Exhibit hereto, sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                       WEBB INTERACTIVE SERVICES, INC.,
                                        a Colorado corporation

                                       By: ____________________________________
                                           Its__________________

                                              1800 Glenarm Place
                                              Suite 700
                                              Denver, Colorado 80202-3859

                                       EMPLOYEE:

                                       By: _______________________________
                                                  TERY LARREW

                                       33 Mesa Oak
                                       Littleton, Colorado 80127

                     Exhibit A to Employment Agreement

                        WEBB INTERACTIVE SERVICES, INC.
                      NONSTATUTORY OPTION AGREEMENT
                     UNDER THE 1995 STOCK OPTION PLAN


Between:

ONLINE SYSTEM SERVICES, INC. (the "Company") and TERY LARREW (the
"Employee"), dated ________ ___, ____.


     The Company hereby grants to the Employee an option (the "Option") under the Webb Interactive Services, Inc. 1995 Stock Option Plan (the "Plan") to purchase Fifty Thousand (50,000) shares (the "Shares") of the Company's common stock under the terms and conditions set forth below. The terms and conditions applicable to the Option are as follows:

     1. Nonstatutory Option. The Option shall be a Nonstatutory Option, as defined in the Plan.

     2. Purchase Price - The purchase price of the stock shall be $____ per share, which is not less than the Fair Market Value of the stock on the date of this Agreement.

     3. Period of Exercise - The Option will expire on the date (the "Expiration Date") three (3) years from the date of this Agreement. Subject to an acceleration in the date upon which all or a portion of this Option shall become exercisable as set forth below, the Option may be exercised for up to, but not in excess of, the amounts of shares subject to the Option specified below, based on the Employee's number of months of continuous employment with the Company (or a Subsidiary Corporation or Parent Corporation, if any, of the Company) from the date hereof. In applying the following limitations, the amount of shares, if any, previously purchased by Employee shall be counted in determining the amount of shares the Employee can purchase at any time in accordance with said limitations. The Employee may exercise the Option in the amounts and in accordance with the conditions set forth below:

          (a) During the first 12 months of such continuous employment, the Option may not be exercised.

          (b) After 12 months of such continuous employment, the Option may be exercised for not in excess of 40% of the shares originally subject to the Option;

          (c) After 15 months of such continuous employment, the Option may be exercised for not in excess of 70% of the shares originally subject to the Option;

          (d) At the expiration of 18 months of such continuous employment, the Option may be exercised at any time and from time to time within its terms in whole or in part, but it shall not be exercisable after the Expiration Date.

          Prior to March 31, 2000, Employee and the Company shall develop a schedule of items to be accomplished by Employee to the Company's satisfaction in order for the vesting schedule for the portions of the Option to vest in accordance with paragraphs (c) and (d) above to be accelerated with up to 7,500 of such shares being subject to accelerated vesting by June 30, 2000, up to 15,000 of such shares (including the 7,500 shares subject to accelerated vesting by June 30, 2000) being subject to accelerated vesting by September 30, 2000 and with the balance of such shares being subject to accelerated vesting by ________ ___, ____.

          4. Transferability - This Option is not transferable except by will or the laws of descent and distribution and may be exercised during the lifetime of the Employee only by the Employee.

          5. Termination of Employment - In the event that the employment services being provided to the Company by Employee are terminated either by the Company or by Employee, the Option may be exercised (to the extent exercisable at the date of termination) by the Employee within three months after the date of termination; provided, however, that:

               a. If the Employee's services are terminated because the Employee is disabled within the meaning of Internal Revenue Code ss. 422, the Employee shall have one year rather than three months to exercise the Option (to the extent exercisable at the date of termination).

               b. If the Employee dies, the Option may be exercised (to the extent exercisable by the Employee at the date of death) by the legal representative of Employee or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Employee, but the Option must be exercised within one year after the date of the Employee's death.

               c. If the Employee's services are terminated for cause, this Option shall terminate immediately.

               d. Notwithstanding the foregoing, in no event (including disability or death of the Employee) may this Option be exercised after the Expiration Date.

     6. Option Not an Employment Agreement - The terms of this Option are not intended, nor shall they be construed, to constitute an employment agreement. The Employment Agreement between the Company and Employee dated ____________ ___, _____, controls the terms and conditions of Employee's employment.

     7. Method of Exercise; Use of Company Stock - The Option may be exercised, subject to the terms and conditions of this Agreement, by written notice to the Company. The notice shall be in the form attached to this Agreement and will be accompanied by payment (in such form as the Company may specify) of the full purchase price of the shares to be issued. The Company will issue and deliver certificates representing the number of shares purchased under the Option, registered in the name of the Employee (or other purchaser under paragraphs 4 and 5 hereof) as soon as practicable after receipt of the notice.

     When exercising this Option Employee may make payment either in money or by tendering shares of the Company Stock owned by the Employee, or by a combination of the two. Where shares of Stock of the Company are employed to pay all or part of the exercise price, the shares of said Stock shall be valued at their Fair Market Value at the time of payment.

     8. Withholding; Taxable Income - In any case where withholding is required or advisable under federal, state or local law in connection with any exercise by Employee hereunder, the Company is authorized to withhold appropriate amounts from amounts payable to Employee, or may require Employee to remit to the Company an amount equal to such appropriate amounts.

     Employee acknowledges and understands that under the provisions of the Internal Revenue Code as presently in effect, the Employee will have taxable compensation income at the date of exercise of the Option equal to the difference between the purchase price under the Option and the then Fair Market Value of the Stock. Employee specifically agrees that as a condition to permitting exercise, the Company may require that appropriate arrangements for withholding be made with the Employee as provided above.

     9. Incorporation of Plan - This Agreement is made pursuant to the provisions of the Plan, which Plan is incorporated by reference herein. Terms used herein shall have the meaning employed in the Plan, unless the context clearly requires otherwise. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.


                                                 WEBB INTERACTIVE SERVICES, INC.

ACCEPTED:
                                       By
                                           ------------------------------------


                                            Its
                                                ------------------------

-------------------------------
TERY LARREW
Employee

                     WEBB INTERACTIVE SERVICES, INC.

               NOTICE OF EXERCISE OF STOCK OPTION ISSUED
               -----------------------------------------
                    UNDER THE 1995 STOCK OPTION PLAN
                    --------------------------------

To:      Stock Option Committee
         WEBB INTERACTIVE SERVICES, INC.
         1800 Glenarm Place
         Denver, Colorado 80202

     I hereby exercise my Option dated ___________, ___, ____, to purchase shares of $0.01 par value common stock of the Company at the option exercise price of $ per share. Enclosed is a certified or cashier's check in the total amount of $ , or payment in such other form as the Company has specified.

     I represent to you that I am acquiring said shares for investment purposes and not with a view to any distribution thereof. I understand that my stock certificatemay bear an appropriate legend restricting the transfer of my shares and that a stop transfer order may be placed with the Company's transfer agent with respect to such shares.

     I request that my shares be issued to me as follows:

     (Print your name in the form in which you wish to have the shares registered)


          ------------------------------------------------------
                       (Social Security Number)

--------------------------------------------------------------------------------
                        (Street and Number)

-------------------------------------------------------------------------------
                     (City)       (State)       (Zip Code)


Dated: ______________________

                                    Signature: ____________________________

                      EXHIBIT J TO ASSET PURCHASE AGREEMENT


                             EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") January 7, 2000, by and between WEBB INTERACTIVE SERVICES, INC., a Colorado corporation (the "Company"), and FRED PULS, an individual residing in Broomfield, Colorado ("Employee").

                                  RECITALS

     WHEREAS, the Company desires to employ Employee as Vice President--AccelX Product Development.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1. Employment. The Company agrees to employ Employee and Employee hereby agrees to be employed by the Company on a full-time basis, beginning January 7, 2000. Employee represents and warrants that the execution of this Agreement and his performance under this Agreement does not breach any other agreement and does not require the consent of any other person.

     2. Duties. Employee shall be employed as Vice President--AccelX Product Development and shall perform the duties, bear the responsibilities commensurate with his position and serve the Company faithfully and to the best of his ability, under the direction of the President and Chairman of the Board of Directors of the Company. In addition, the Employee will hold, without additional compensation, such other offices and directorships for the Company to which he may be appointed or elected from time to time. Employee's conduct must promote the best interests of the Company and must not discredit the Company, its products or services.

     3. Exclusivity. Employee shall, commencing as of January 7, 2000, devote his business time, efforts, attention, skill and energy to the Company's business. Employee shall disclose all other business activities to the President of the Company and Employee shall not engage in any other business activity that requires significant personal services during normal business hours by Employee.

     The Company understands that Employee is the owner of SharpKids.com involved in children's educational software and has a partnership agreement in MidWest Controls involved in the design and manufacture of programmable logic controllers. The Company acknowledges that Employee's interests and involvement in these activities is not a conflict with Employee's employment by the Company.

     4. Conflicts of Interest. Employee shall not engage in any activity that, in the President's judgment, may interfere or conflict with the proper performance of Employee's duties or the reasonable Company's interests. If Employee has any interest in a proposed transaction involving the Company, that interest must be fully disclosed to the President and the President must approve the transaction. The Company understands that Employee is the owner of SharpKids.com involved in children's educational software, and has a partnership agreement in MidWest Controls involved in the design and manufacture of programmable logic controllers. The Company acknowledges that Employee's interests and involvement in these entities is not a conflict with Employee's employment by the Company.

     5. Confidentiality. The relationship between the Company and Employee is one of confidence and trust. Employee agrees that the provisions of this Section are fair and reasonable because as a result of his employment by the Company he will have access to proprietary Company information and that such information is a highly-valued asset of the Company.

          5.1. Confidential Information. The term "Confidential Information" means all information relating to the Company, its affiliates, customers and suppliers considered by the Company to be confidential, including, without limitation:

               5.1.1. the Company's plans, products, processes and personnel;

               5.1.2. the nature of the Company's services and any area where such services are performed or planned to be performed;

               5.1.3. research, development, manufacturing, purchasing, and engineering;

               5.1.4. markets, marketing strategies, customer lists and prospect lists;

               5.1.5. merchandising, selling, pricing, tariffs or contractual terms,

               5.1.6. inventions, discoveries, concepts and ideas, whether patentable or not, processes, methods, formulas, and techniques, trade secrets, related improvements and knowledge;

               5.1.7. financial and accounting information;

               5.1.8. the Company's technology, expertise or business; and

               5.1.9. any component of Confidential Information or anything derived from Confidential Information.

          5.2. Non-disclosure. Employee will not disclose Confidential Information to any unauthorized person or use Confidential Information for any purpose other than the conduct of the Company's business, unless (i) the Confidential Information becomes generally known and available for use by the public other than as a result of Employee's acts or omissions; or
     (ii) Employee is required to do so by order of a court of competent jurisdiction (by subpoena or similar process). Upon the breach or threatened breach of this covenant by Employee, the Company may seek to obtain relief pursuant to Section 11 below.

          5.3. Notice to Company. Employee will immediately notify the Company if he learns that Confidential Information has been disclosed or is about to be disclosed, whether by Employee's acts, acts of third parties, law, regulation or court order. Employee will cooperate with the Company's efforts to prevent or limit disclosure of Confidential Information.

          5.4. Ownership. Any Confidential Information that is directly originated, developed or perfected to any degree by Employee during his employment hereunder shall be and remain the sole property of the Company. To the extent that any Confidential Information constitutes an original work of authorship by Employee which is protectable by copyright, Employee acknowledges that such work is a "work for hire" as defined by the U.S. Copyright Act (17 U.S.C.ss.101 et seq.).

          5.5. Assignment. The Employee hereby assigns to the Company all of his intellectual property rights (including copyrights, patents, and trademarks) that may exist due to his direct involvement in the Company.

          5.6. Return of Confidential Information. Upon termination of Employee's employment or upon request by the Chairman of the Board, Employee or his legal representative shall deliver to the Company all original and duplicates and/or copies of all documents, records, notebooks, computer records or media, and similar materials containing Confidential Information then in his possession.

     6. Compensation and Benefits. In consideration of the services to be rendered pursuant to this Agreement, Employee shall receive the following compensation and benefits during the term of his employment:

          6.1. Salary and Bonus. The Company shall pay Employee an annual base salary, commencing on January 7, 2000, payable semi-monthly in arrears. The annual base salary during the term hereof shall be $115,000 with annual increases as approved by the Board of Directors of the Company. Employee will have an opportunity to earn an incentive bonus based upon Employee's accomplishment of objectives that are mutually defined and agreed upon between Employee and the Board of

     Directors, such bonus plan to provide Employee with the opportunity to earn a bonus equal to 20% of his base salary and to be based 50% on Company related factors, 40% on Employee's performance and 10% in the Board of Director's discretion. The Board of Directors shall annually review the amounts of the base salary and bonus.

          6.2. Benefits. The Company shall provide Employee with the benefits of such insurance plans, hospitalization plans, retirement plans and other employee benefits in accordance with the Company's policies for officers and executive employees of the Company and for which Employee may be eligible under the terms and conditions thereof.

          6.3. Stock Options. Employee shall be granted an option to purchase 40,000 shares of the Company's Common Stock (the "Option") pursuant to the Company's 1995 Stock Option Plan. The Option shall be in the form attached hereto as Exhibit A.

          6.4. Annual Leave. Employee shall be entitled to vacations, sick leaves, personal days and other time off in accordance with the Company's policies in effect for officers and executive employees of the Company.

          6.5. Reimbursement of Expenses. Upon receipt of an itemized accounting of such expenses with reasonable supporting documentation, the Company shall promptly reimburse Employee for all reasonable and necessary out-of-pocket expenses incurred by Employee in connection with the business of the Company and in performance of Employee's duties under this Agreement.

     7. Duration. Employee's employment shall commence on January 7, 2000, and continue until terminated in accordance with Section 8. The initial term of Employee's employment shall be one year from the date of employment ("Initial Term"), with renewal terms of one year. After termination of Employee's employment, the applicable provisions of Sections 5, 8, and 9 shall remain in full force and effect in accordance with the provisions of each such section.

     8. Termination. Employee's employment may be terminated as follows:

          8.1. Expiration of Term. Upon written notice by either party delivered at least 30 days before the expiration of the Initial Term or renewal term (collectively, "Term"), Employee's employment will terminate at the expiration of the Term. If neither party gives written notice of termination, the term shall automatically be extended for one year, unless sooner terminated pursuant to 8.2, 8.3 or 8.4 of this Agreement.

          8.2. Death; Disability. If Employee dies or becomes disabled during the Term of his employment, his employment shall be deemed terminated on the date of his death or disability. The Company shall provide Employee with any death or disability benefits generally provided to executive employees of the Company.

          8.3. Cause. The Company may immediately terminate Employee's employment at any time for:

               8.3.1. gross negligence or willful misconduct by Employee of any material duties as an executive officer of the Company which continues after 15 days written notice specifying such negligence or willful misconduct; or

               8.3.2. the conviction of any theft, fraud, embezzlement or similar crime involving the commission of any felony, for acts of dishonesty or moral turpitude, for intentional violations of the securities laws or for a material breach of any provision of this Agreement which is not cured within 10 days after Employee has received written notice of such breach from the Company.

          8.5. Notice by Employee. During any renewal term of this Agreement, Employee may terminate this Agreement upon written notice delivered at least 30 days before the intended termination.

     9. Covenant Not to Compete. Since Employee will be a key employee of the Company, Employee shall have access to Confidential Information, and the national scope of the Company's proposed business, Employee agrees that the restrictions on his future activities contained in this Section are fair, reasonable and necessary.

          9.1. Covenant Period. The covenants contained in this Section shall continue until one year after the termination of Employee's employment with the Company (the "Covenant Period").

          9.2. Restrictions on Future Employment. In the event that either the Company or Employee gives a notice of nonrenewal of the Term of this Agreement in accordance with Section 8.1 hereof, Employee resigns his employment hereunder or his employment is terminated for cause in accordance with Section 8.3 hereof, then, until the Covenant Period expires, Employee shall not own, manage, operate, control, be employed by, assist or participate in the ownership, management, operation or control of a business operating in the United States that is engaged in a business which is in direct competition with the Company's business as such business was being conducted at the time of Employee's employment hereunder. Nothing herein shall prohibit Employee from employment with or providing consulting services to a business whose activities include as a portion of its operations the business described in this subsection; provided that Employee does not assist or otherwise provide services to such business operations. In the event that Employee is terminated without cause, this provision shall not apply.

          9.3. Non-solicitation. Employee shall not directly or indirectly:

               9.3.1. induce any employee of the Company to leave the employ of the Company;

               9.3.2. interfere with the relationship between the Company and any employee;

               9.3.3. hire any Company employee to work for any organization of which Employee is an officer, director, employee, consultant, independent contractor or owner of an equity or other financial interest;

               9.3.4. solicit or service any actual or prospective supplier, client, customer of the Company who was solicited or serviced during Employee's employment; or

               9.3.5. interfere or attempt to interfere with any transaction involving the Company;

     until the Covenant Period expires.

     10. Securities Matters. Since the Employee will have access to Confidential Information, his ability to engage in securities transactions (including securities issued by the Company and by others) will be limited. Employee agrees to:

          10.1. not engage in any transactions that violate the securities laws;

          10.2. file all reports required by securities regulatory authorities;

          10.3. provide information about securities transactions when requested by the Company;

          10.4. follow written Company policies concerning securities transactions;

          10.5. when requested by the Board of Directors, execute any "lock-up" agreements or other restrictions on transactions, provided that all executive employees of the Company are being requested to execute similar lock-up agreements;

          10.6. comply with securities law requirements for all transactions.

     11. Injunctive Relief. Upon a material breach or threatened material breach by Employee of any of the provisions of Sections 3, 4, 5, 9 and 10 of this Agreement, the Company shall be entitled to request an injunction restraining Employee from such breach, together with any other relief or remedy available, for such breach or threatened breach, including the recovery of damages. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach. If either party takes legal action to enforce the provisions of this Agreement or to enjoin the other party from violating this Agreement, the prevailing party, as part of its damages, shall be entitled to recover its legal fees and expenses incurred in such action from the losing party.

     12. Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

     13. Notices. All communications, requests, consents and other notices under this Agreement shall be given in writing and delivered by facsimile, courier, registered or certified mail (postage prepaid) to the receiving party at the address set forth below or the recipient's last known address. Notice shall be deemed given on the date of delivery as shown by the facsimile confirmation or delivery receipt.

     14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

     15. Assignment. The Company may assign its rights and obligations under this Agreement to any successor corporation and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee. Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by Employee.

     16. No Waiver. A waiver by the Company or Employee of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent or other breach by Employee or the Company, as the case may be.

     17. Amendments. No provision of this Agreement shall be altered, amended, revoked or waived, except by an instrument in writing, signed by the Company and Employee.

     18. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

     19. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20. Entire Agreement. This Agreement, including the Exhibit hereto, sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       WEBB INTERACTIVE SERVICES, INC.,
                                        a Colorado corporation


                                       By:______________________________________
                                          Its__________________

                                             1800 Glenarm Place
                                             Suite 700
                                             Denver, Colorado 80202-3859

                                       EMPLOYEE:

                                       By:______________________________________
                                                      FRED PULS

                                       ________________________________
                                       ________________________________
                                       ______________________, Colorado ------

                        Exhibit A to Employment Agreement

                         WEBB INTERACTIVE SERVICES, INC.
                          NONSTATUTORY OPTION AGREEMENT
                        UNDER THE 1995 STOCK OPTION PLAN


Between:

ONLINE SYSTEM SERVICES, INC. (the "Company") and FRED PULS (the "Employee"), dated ________ ___, ____.


     The Company hereby grants to the Employee an option (the "Option") under the Webb Interactive Services, Inc. 1995 Stock Option Plan (the "Plan") to purchase forty thousand (40,000) shares (the "Shares") of the Company's common stock under the terms and conditions set forth below. The terms and conditions applicable to the Option are as follows:

     1. Nonstatutory Option. The Option shall be a Nonstatutory Option, as defined in the Plan.


     2. Purchase Price - The purchase price of the stock shall be $____ per share, which is not less than the Fair Market Value of the stock on the date of this Agreement.

     3. Period of Exercise - The Option will expire on the date (the "Expiration Date") five (5) years from the date of this Agreement. The Option may be exercised for up to, but not in excess of, the amounts of shares subject to the Option specified below, based on the Employee's number of months of continuous employment with the Company (or a Subsidiary Corporation or Parent Corporation, if any, of the Company) from the date hereof. In applying the following limitations, the amount of shares, if any, previously purchased by Employee shall be counted in determining the amount of shares the Employee can purchase at any time in accordance with said limitations. The Employee may exercise the Option in the amounts and in accordance with the conditions set forth below:

          (a) During the first 12 months of such continuous employment, the Option may not be exercised.

          (b) After 12 months of such continuous employment, the Option may be exercised for not in excess of one third (33-1/3%) of the shares originally subject to the Option;

          (c) After 24 months of such continuous employment, the Option may be exercised for not in excess of two thirds (66-2/3%) of the shares originally subject to the Option;

          (d) At the expiration of 36 months of such continuous employment, the Option may be exercised at any time and from time to time within its terms in whole or in part, but it shall not be exercisable after the Expiration Date.

     4. Transferability - This Option is not transferable except by will or the laws of descent and distribution and may be exercised during the lifetime of the Employee only by the Employee.

     5. Termination of Employment - In the event that employment of the Employee with the Company and any Subsidiary Corporations of the Company is terminated either by the Company or by Employee, the Option may be exercised (to the extent exercisable at the date of termination) by the Employee within three months after the date of termination; provided, however, that:

          a. If the Employee's employment is terminated because the Employee is disabled within the meaning of Internal Revenue Code ss. 422, the Employee shall have one year rather than three months to exercise the Option (to the extent exercisable at the date of termination).

          b. If the Employee dies, the Option may be exercised (to the extent exercisable by the Employee at the date of death) by the legal representative of Employee or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Employee, but the Option must be exercised within one year after the date of the Employee's death.

          c. If the Employee's employment is terminated for cause, this Option shall terminate immediately.

          d. Notwithstanding the foregoing, in no event (including disability or death of the Employee) may this Option be exercised after the Expiration Date.

     6. Option Not an Employment Agreement - The terms of this Option are not intended, nor shall they be construed, to constitute an employment agreement. The Employment Agreement between the Company and Employee dated ____________ ___, ____, controls the terms and conditions of Employee's employment.

     7. Method of Exercise; Use of Company Stock - The Option may be exercised, subject to the terms and conditions of this Agreement, by written notice to the Company. The notice shall be in the form attached to this Agreement and will be accompanied by payment (in such form as the Company may specify) of the full purchase price of the shares to be issued. The Company will issue and deliver certificates representing the number of shares purchased under the Option, registered in the name of the Employee (or other purchaser under paragraphs 4 and 5 hereof) as soon as practicable after receipt of the notice.

     When exercising this Option Employee may make payment either in money or by tendering shares of the Company Stock owned by the Employee, or by a combination of the two. Where shares of Stock of the Company are employed to pay all or part of the exercise price, the shares of said Stock shall be valued at their Fair Market Value at the time of payment.

     8. Withholding; Taxable Income - In any case where withholding is required or advisable under federal, state or local law in connection with any exercise by Employee hereunder, the Company is authorized to withhold appropriate amounts from amounts payable to Employee, or may require Employee to remit to the Company an amount equal to such appropriate amounts.

     Employee acknowledges and understands that under the provisions of the Internal Revenue Code as presently in effect, the Employee will have taxable compensation income at the date of exercise of the Option equal to the difference between the purchase price under the Option and the then Fair Market Value of the Stock. Employee specifically agrees that as a condition to permitting exercise, the Company may require that appropriate arrangements for withholding be made with the Employee as provided above.

     9. Incorporation of Plan - This Agreement is made pursuant to the provisions of the Plan, which Plan is incorporated by reference herein. Terms used herein shall have the meaning employed in the Plan, unless the context clearly requires otherwise. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.


                                       WEBB INTERACTIVE SERVICES, INC.

ACCEPTED:
                                       By_______________________________________
                                         Its____________________________________
__________________________________
FRED PULS
Employee

                         WEBB INTERACTIVE SERVICES, INC.

                    NOTICE OF EXERCISE OF STOCK OPTION ISSUED
                    -----------------------------------------
                        UNDER THE 1995 STOCK OPTION PLAN
                        --------------------------------

To:      Stock Option Committee
         WEBB INTERACTIVE SERVICES, INC.
         1800 Glenarm Place
         Denver, Colorado 80202

     I hereby exercise my Option dated ____________ ___, ____, to purchase shares of $0.01 par value common stock of the Company at the option exercise price of $ per share. Enclosed is a certified or cashier's check in the total amount of $______, or payment in such other form as the Company has specified.

     I represent to you that I am acquiring said shares for investment purposes and not with a view to any distribution thereof. I understand that my stock certificate may bear an appropriate legend restricting the transfer of my shares and that a stop transfer order may be placed with the Company's transfer agent with respect to such shares.

     I request that my shares be issued to me as follows:


  (Print your name in the form in which you wish to have the shares registered)


                        --------------------------------
                            (Social Security Number)

--------------------------------------------------------------------------------
                                (Street and Number)

--------------------------------------------------------------------------------
                            (City) (State) (Zip Code)

Dated: ______________________

                                       Signature: ______________________________

                      EXHIBIT K TO ASSET PURCHASE AGREEMENT

                             SHARE DISTRIBUTION AND
                          REGISTRATION RIGHTS AGREEMENT


This Share Distribution and Registration Rights Agreement (the "Agreement") is made as of _________ ___, ____, by and among Webb Interactive Systems, Inc., a Colorado corporation (the "Company") and UPDATE Systems, Inc., a Delaware Corporation ("UPDATE") and UPDATE's assignees.

The Company and UPDATE are parties to an asset purchase  agreement  ("Asset
     Purchase Agreement") and certain other agreements dated as of the date of this Agreement pursuant to which the Company is acquiring substantially all of UPDATE's assets in exchange for 278,411 shares of the Company's common stock (the "Shares"), with the understanding that UPDATE will reorganize, liquidate and dissolve after the closing of the acquisition. This Agreement reflects the agreement of the Company and UPDATE that the shareholders of the latter may become the shareholders of the former and that the rights and benefits to be derived by UPDATE through the Agreement may be assigned to and assumed by its shareholders.

     The parties hereto agree as follows:

     1.   Definitions.

          "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

          "Designated Holders" means the shareholders of UPDATE listed on Exhibit A to this Agreement, each of whom will have certain demand registration rights of the Registrable Securities in accordance with this Agreement and the Asset Purchase Agreement, if, as, and when UPDATE is dissolved. The parties acknowledge and agree that the Designated Holders are intended beneficiaries of this Agreement.

          "Registrable Securities" means those Shares received or receivable by UPDATE from the Company in connection with the Company's purchase of substantially all of UPDATE's assets equal to twenty-one percent (21%) of all such Shares received. In the event of the adoption and implementation of UPDATE's Plan of Reorganization and Plan of Liquidation and Dissolution, the Company shall, subject to the terms of Section 6.25 of the Asset Purchase Agreement, re-issue stock certificates for the Registrable Securities on separate stock certificates to each Designated Holder as set forth in Exhibit A attached hereto, and in accordance with the terms and conditions of this Agreement.

          "Securities Act" means the Securities Act of 1933, as amended.

     2.   Distribution of Shares to UPDATE and its Shareholders.

       a. Distribution to UPDATE. In accordance with paragraph 2.1 of the Asset Purchase Agreement, at Closing (as defined in the Asset Purchase Agreement), the Company shall transfer to UPDATE a single stock certificate for the aggregate number of shares which equal the Purchase Price (as defined in the Asset Purchase Agreement).

       b. Re-Issuance of Share Certificate to UPDATE's Shareholders.
          Immediately subsequent to the Closing, in accordance with the Plan of Reorganization and Plan of Liquidation and Dissolution, UPDATE shall surrender the stock certificate to the Company, and the Company shall, subject to the terms of Section 6.25 of the Asset Purchase Agreement, reissue stock certificates to UPDATE's shareholders in accordance with the distribution schedule set forth in Exhibit A, and as follows:

           (i) The Company shall issue two (2) stock certificates to each of the Designated Holders listed on Exhibit A; one (1) certificate for the Registrable Securities, representing fifty percent (50%) of the Shares to be distributed to each Designated Holder, and one (1) certificate for the remaining fifty percent (50%) of the non-Registrable Shares to be distributed to the Designated Holders.

          (ii) The Company shall issue one (1) stock certificate to each non-Designated Holder listed on Exhibit A.

         (iii) The Company shall grant stock options to the UPDATE optionees, under substantially the same terms and conditions, with substantially the same rights, benefits, duties and obligations as they currently have under their stock option agreements with UPDATE, converting their stock option agreements with UPDATE into the Company's stock option plan, in accordance with the percentages set forth in Exhibit A.

     3. Mandatory Registration.

       a. Requests for Registration. Subject to the limitations contained in this Agreement, and upon approval by two-thirds (2/3) or more of the shares held by the Designated Holders, at any time after March 1, 2000, Designated Holders of the Registrable Securities may request registration under the Securities Act of all or part of their Registrable Securities (hereinafter referred to in this Agreement as "Demand Registrations"). Within ten (10) business days after receipt of any such request, the Company will give written notice of such requested registration to all other holders of Registrable Securities and, except as provided in paragraph 1(c) below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) business days after the receipt of the Company's notice.

       b. Number and Size of Requests. The holders of Registrable Securities will be entitled to request an aggregate of one (1) Demand Registration on Form S-3 or any similar short form registration statement.

       c. Effective Registration Statement. A Demand Registration shall not be deemed to have been requested if a registration statement with respect thereto shall not have become effective (unless such Demand Registration has not become effective due solely to the refusal of the holders requesting registration to proceed, provided such refusal is not due to the advice of their counsel that the registration statement, or the prospectus contained therein, or other documents incorporated by reference therein, contain or contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing), regardless of whether any Registrable Securities are sold pursuant to such registration.

  4. Registration Procedures. Whenever the Designated Holders of Registrable Securities have requested that any Registrable Securities be registered in accordance with paragraph 2 of this Agreement, the Company will use reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof. Pursuant to such registration, the Company will as expeditiously as possible:

       a. as soon as practicable but in any event within thirty (30) days of a request for registration of Registrable Securities, prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, if requested, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

       b. prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) one hundred twenty
          (120) days (subject to extension pursuant to the last paragraph of this paragraph 4) or, if such registration statement relates to an underwritten offering, such period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

       c. furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus) and any other prospectus filed under Rule 424 under the Securities Act and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

       d. if required, use its reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

       e. notify each seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, is the subject of any stop order, or is otherwise not in compliance with the Securities Act or other applicable laws and, at the request of any underwriter or any such seller, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

       f. make available for inspection by any seller of Registrable
          Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all relevant financial and other records, corporate documents and properties of the Company, and use reasonable efforts to cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

       g. otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission.

  5. Registration Expenses Paid by the Company. All expenses incident to the Demand Registration effected pursuant to this Agreement and the Company's performance of or compliance with this Agreement will be borne by the Company, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants and other persons retained by the Company. In addition, in connection with the Demand Registration, the Company will bear the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or quoted.

     6. Miscellaneous.


       a. Current Public Information. The Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission or (ii) short-form registrations. Upon request, the Company shall deliver to any UPDATE shareholder a written statement as to whether it has complied with such requirements.

          b. Remedies. Any person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

       c. Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the holders of two thirds (2/3) of the Registrable Securities.

       d. Successors and Assigns. Except as otherwise provided, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Except as otherwise provided in any express assignment of this Agreement by a holder of Registrable Securities, the provisions of this Agreement which are for the benefit of UPDATE shareholders.

       e. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

       f. Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

       g. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

       h. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of the State of Colorado.

       i. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by facsimile or by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to each party to this Agreement and/or UPDATE shareholder at the address indicated on the attached Exhibit B hereto, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

       j. Inconsistent Agreements. The Company will not enter into agreements which legally conflict with this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



"COMPANY"                              WEBB INTERACTIVE SYSTEMS, INC.



                                       By ______________________________________
                                       Printed _________________________________
                                       Its _____________________________________


"UPDATE"                               UPDATE SYSTEMS, INC.



                                       By ______________________________________
                                       Printed _________________________________
                                       Its _____________________________________

        Exhibit A to Share Distribution and Registration Rights Agreement

                           Designated Shareholders and
                            Share Distribution Table

----------------------------------------------------------------------------------------------------------------------
Purchase Price distributed to UPDATE Shareholders:                                                        278,411
----------------------------------------------------------------------------------------------------------------------
                                                                  UPDATE                                   Web
                  Designated Shareholders                         Shares          Percent Owned          Shares
----------------------------------------------------------------------------------------------------------------------
     JRK Ltd.                                                      35,000             4.115%               11,456
     Willis and Mardelle Wiseman (T/C)                             35,000             4.115%               11,456
     Weschester Capital Mgmt.                                      35,000             4.115%               11,456
     William Kiser Rev. Trust                                      35,000             4.115%               11,456
     Standard Nutrition Co.                                        35,000             4.115%               11,456
     G. William Orr                                                35,000             4.115%               11,456
     Cindy and Paul Christensen (JTROS)                            17,500             2.057%                5,728
     John Rogers & Joann Vollo (JTWROS)                            17,500             2.057%                5,728
     Don Anderson Trust                                            17,500             2.057%                5,728
     Daniel and Barbara Bohi (JTWROS)                              17,500             2.057%                5,728
     D. Bailey and Kathleen Aalfs (JTWROS)                         35,000             4.115%               11,456
     R & L Wax Living Trust                                        17,500             2.057%                5,728
     Kirkpatrick Pettis Cuts. for Dietrich IRA                     17,500             2.057%                5,728
     Sven Peterson                                                    200             0.024%                   65
     Mark Radke                                                       200             0.024%                   65
     Magnus Stark                                                     200             0.024%                   65
----------------------------------------------------------------------------------------------------------------------
Non-Designated Shareholders
     Kevin Schaff                                                 350,000            41.147%              114,559
     David Coleman                                                150,000            17.635%               49,097
----------------------------------------------------------------------------------------------------------------------
Total Webb Shares distributed:                                    850,600           100.00%               278,411
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Stock Options to convert to Webb Plan                                                  Ratio               49,703
----------------------------------------------------------------------------------------------------------------------
     Steve Lehman                                                   5,000             0.33                  1,650
                                                             ---------------------------------------------------------
     Fred Puls                                                      4,500             0.33                  1,485
     Preston Brawner                                                1,250             0.33                    413
     Brian Noecker                                                  1,250             0.33                    413
     Tom Margolis                                                   1,250             0.33                    413
                                                             ---------------------------------------------------------
     Rich Fazzard                                                   1,000             0.33                    330
     Tery Larrew                                                  136,364             0.33                 45,000
----------------------------------------------------------------------------------------------------------------------
Total Options to Convert                                          150,614                                  49,703
----------------------------------------------------------------------------------------------------------------------

                              UPDATE SYSTEMS, INC.

                              --------------------

                                    INVESTORS

Kevin Schaf
2885 East Aurora Avenue
Suite 8
Boulder, Colorado  80303-2251

1.   JRK Limited Partnership
     Glenn M. Skallerup, General Partner
     1408 Miller Avenue
     Red Oak, Iowa  51566

2.   Willis L. Wiseman
     Mardelle I. Wiseman
     1112 West Third Avenue
     Wayne, Nebraska  68787

3.   Westchester Capital Management, Inc.
     John W. Rogers, President/CEO
     Cindy L. Christensen, Executive VP/CEO
     801 North 96th Street
     Omaha, Nebraska  68114

4.   William Michael Kiser Revocable Trust
     William Michael Kiser, Trustee
     1315 North 129th Circle
     Omaha, Nebraska  68154

5.   Standard Manufacturing Company
     William F. Dyer, President
     9802 Nicholas Street
     Apartment No. 305
     Omaha, Nebraska  68114

6.   G. William Orr
     980 County Road West
     Lots S-114
     Fremont, Nebraska  68025-7981

7.   Cindy L. Christensen
     Paul K. Christensen
     969 North 24th Avenue
     Blair, Nebraska  68008

     David Coleman
     222 Ivinson Street
     Suite 900
     Laramie, Wyoming  82070

8.   John W. Rogers
     Joanne E. Vullo
     1809 North 132nd Avenue Circle
     Omaha, Nebraska  68154

9.   Don P. Anderson Trust
     Don P. Anderson, Trustee
     14117 Eagle Run Drive
     Omaha, Nebraska  68164

10.  Daniel G. Bohi
     Barbara L. Bohi
     707 North 69th Street
     Omaha, Nebraska  68132

11.  Ronald L. Wax
     8630 Harney Street
     Omaha, Nebraska  68114

12.  D. Bailey Aalfs
     Kathleen M. Aalfs
     3710 Martin's Yard
     Sioux City, Iowa  51104

13.  Kirkpatrick Pettis Custodian
     f/b/o Marvin Dietrich, IRA
     10250 Regency Circle
     Suite 400
     Omaha, Nebraska  68114

                     EXHIBIT L TO ASSET PURCHASE AGREEMENT

                         Representations and Warranties:
                           Exceptions and Disclosures

6.1 Seller.

     Seller is a Delaware corporation in good standing, and is registered to do business in the state of Colorado. Seller has entered into contracts with entities outside of Colorado and Delaware (as listed in Exhibit B "Contracts"); Seller has not, however, tiled Certificates of Authority to conduct business in any state other than Colorado. Seller has not investigated whether filing such Certificates of Authority, or other filings, are necessary to enter into the contracts listed in Exhibit B, or to conduct any other business of Seller in connection with providing services pursuant to those contracts.

Seller has executed and/or is a party to various software and other licensing agreements (including shrink-wrap licensing agreements) which are used in the normal course of Seller's business. In certain instances, Seller uses software under licenses which (I) may be terminated at will by the Licensor; (ii) are not assignable, and/or (iii) may only be assigned with the prior written consent of the licensor. To the extent any of these licenses are assignable, Seller has not requested assignment of these licenses.

6.2 Title.

     Seller obtained property, including certain intellectual property, from Wind River Visual Communications, Inc., a Wyoming corporation ("Wind River"), pursuant to a Waiver, Release and Assignment Agreement dated February 24, 1999 ("Assignment"), a copy of which has been provided to Buyer. Seller believes that it obtained all right, tide and interest in and to the property assigned to it pursuant to the Assignment, including all rights, title and interest to the intellectual property, and is not aware of any competing claims, actual or potential, to the property transferred and assigned from Wind River to Seller. Seller only conveys the same right, title and interest in, to and under the property conveyed by Wind River to Seller in the Assignment.

     Seller is not aware of any competing claims to the right, tide and interest to the Intellectual Property developed by Seller and Seller's employees and consultants. All of Seller's employees and consultants executed consulting and employment contracts, which contain confidentiality and invention assignment provisions. These contacts are listed on Exhibit B, and copies have been provided to Buyer. A former employee of Seller, Joel Maslak, provided services to the development of certain Intellectual Property developed by Seller. Mr. Maslak also was an employee of Wind River, prior to being hired by Seller. Although Mr. Maslak signed employment agreements with both Wind River and Seller, which included confidentiality and invention assignment provisions, Seller is not certain whether Mr. Maslak would claim any right, title or interest to any of the Intellectual Property developed by Seller during the period he was employed by Seller. In addition, Seller is not aware of the whereabouts of Mr. Maslak, and is therefore uncertain as to whether Mr. Maslak is complying with his covenant not to compete and confidentiality agreements with Seller.

6.3 Financial Statements.

     The cash balance of Seller as listed on Seller's Statement (Exhibit F) has decreased as of date of this Agreement.

     The financial statements provided by Seller to Buyer, including the Seller's Statement, have not been audited and were not prepared by a Certified Public Accountant. The Financial Statements have not been prepared in accordance with generally accepted accounting principles. The Seller's Statements and other financial statements provided by Seller to Buyer have generally (but not necessarily consistently) been prepared on a "cash-basis," and do not necessarily reflect accrued or contingent assets and liabilities.

6.4 Liabilities.

     There are no past-due liabilities, but the Seller will owe income, sales, use and other taxes and franchise fees for 1999, and possibly 2000. In addition, Seller is incurring, and wilt incur in the future, accounting, legal and possibly other professional fees in connection with the implementation of Seller's Plan of Reorganization and Plan of Liquidation and Dissolution, and with the filing of tax returns, corporate statements and other records.

6.5 Other Operations.

     Although Seller and Shareholders do not believe that Wind River produces products similar to those offered by Seller, Kevin Schaff owns a seventy percent (70%) interest in Wind River.

6.6 Non-Breach. Etc.

     Seller has executed and/or is a party to various software and other licensing agreements (including shrink-wrap licensing agreements) which are used in the normal course of Seller's business. In certain instances, Seller uses software under licenses which (I) may be terminated at will by the Licensor;
(ii) are not assignable, and/or (iii) may only be assigned with the prior written consent of the licensor. To the extent any of these licenses are assignable, Seller has not requested assignment of these licenses.

     Seller has entered into Contracts, including license agreements with customers that are listed in Exhibit B. These license agreements do not contain provisions regarding assignability, and may not be assignable. Seller's execution and delivery of this Agreement may result in a breach of some or all of Seller's Contacts.

     Seller has executed ad/or is a party to various software and other licensing agreements (including shrink-wrap licensing agreements) which are used in the normal course of Seller's business. Seller has listed the software programs it has purchased in the Equipment and Asset list at Exhibit A, but has not listed all such license agreements for these software products in the list of Contracts at ~b1bitB or in this ~b1Kiu. In certain instances, Seller uses software under licenses which (I) may be terminated at will by the Licensor; (ii) are not assignable, and/or (iii) may only be assigned with the prior written consent of the licensor. To the extent any of these licenses are assignable, Seller has not requested assignment of these licenses.

     Seller has entered into Contracts, including license agreements with customers that are listed in Exhibit B. These license agreements do not contain provisions regarding assignability, ad may not be assignable. Seller's execution and delivery of this Agreement may result in a breach of some or all of Seller's Contracts.

6.8 Inventory.

     The Inventory reflected on the Interim Statement, Seller's Statement and any other financial statement, Way, are listed at its cash purchase price.

6.14 Intellectual Property.

     See Exceptions and Disclosures set forth in this Exhibit L in paragraphs 6.1, 6.2, 6.6 and 6.7, above.

In addition, Seller used the name "UPDATE Permission Marketing" in a release of a predecessor product to the UPDATE ISP Server product (defined and described in Exhibit D). This name and product was assigned and transferred to Seller pursuant to a Waiver, Release and Assignment Agreement dated February 23, 1999, by and between Wind River and Seller. To the best of Seller's knowledge, Wind River filed a trademark application for "UPDATE Permission Marketing," but subsequently withdrew the application at UPDATE's request. UPDATE has not filed a trademark application for UPDATE Permission Marketing, and no longer uses, or intends to use in the future, the name with its products or planned products.

6.16 Pension and Profit Sharing Plans; Benefits.

     1. Health Care Plan: United Health Care of Colorado Small Group Plan, Choice Plan 20/0

     2. Life and Disability: The Guardian

     3. Term Life Insurance Policy for Kevin Schaff, with UPDATE Systems, Inc. designated as sole beneficiary.

     4. Vacation benefits: Employees accrue .85 days of vacation per month of employment.

     Copies of the Health Care, Term Life Insurance Policy, and Life and Disability plans have been provided to Buyer.

6.18 Conduct of Business.

     See Exceptions and Disclosures set forth in this Exhibit L in paragraphs
6.3 and 6.4 above.

6.21 Related Parties.

     Seller has entered into a consulting contract with Wind River for Web design and related services. Kevin Schaff a shareholder in and President of Seller, owns a seventy percent (70%) interest in Wind River, and is on the board of directors. Of Wind River. David Coleman, also a shareholder of Seller, owns a thirty percent (3 0%) interest in Wind River, and also serves as Wind River's President ad as a member of its Board of Directors.

6.22 Material Change.

     See Exceptions and Disclosures set forth in this Exhibit L in paragraph
6.3.

                      EXHIBIT M TO ASSET PURCHASE AGREEMENT

                           FORM OF OPINION OF COUNSEL
                                    TO SELLER


                            Matters to be Covered in
                          Opinion of Counsel to Seller


     1. Seller is duly incorporated, validly existing and in good standing and has requisite corporate power and authority to execute and deliver the Asset Purchase Agreement, including the exhibits thereto.

     2. Due authorization and execution of the Asset Purchase Agreement and such agreement, including the exhibits, being legal, valid, binding and enforceable.

     3. No conflicts with charter documents, laws or other agreements.

     4. All consents required to sell the assets and to execute and deliver the Asset Purchase Agreement, including the exhibits thereto, having been obtained.

     5. No litigation questioning validity of transaction.

                      EXHIBIT N TO ASSET PURCHASE AGREEMENT

                           FORM OF OPINION OF COUNSEL
                                  TO PURCHASER


                            Matters to be Covered in
                         Opinion of Counsel to Purchaser



     1. Purchaser is duly incorporated, validly existing and in good standing and has requisite corporate power and authority to execute and deliver the Asset Purchase Agreement, including the exhibits thereto.

     2. Due authorization and execution of the Asset Purchase Agreement and such agreement, including the exhibits, being legal, valid, binding and enforceable.

     3. No conflicts with charter documents, laws or other agreements.

     4. All consents required to sell the assets and to execute and deliver the Asset Purchase Agreement, including the exhibits thereto, having been obtained.

     5. No litigation questioning validity of transaction.

                                      -2-